 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-260181
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 12, 2021)
Kingsoft Cloud Holdings Limited
Ordinary Shares

Kingsoft Corporation Limited, one of our principal shareholders, is lending to the Designated Dealer (as defined in “Description of Liquidity Arrangements”) up to 190,264,240 of our ordinary shares, US$0.001 per share, or approximately 5.0% of our total ordinary shares issued and outstanding as of December 15, 2022, to facilitate the proposed listing of our ordinary shares on the Main Board of The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, by way of introduction, or the Listing. Our ordinary shares will be traded on the Hong Kong Stock Exchange under the stock code “3896.”
The ordinary shares being lent by Kingsoft Corporation Limited will be used by the designated dealers to create additional liquidity of our ordinary shares on the Hong Kong Stock Exchange through sales at market prices during a period of 90 calendar days from and including the listing date of our ordinary shares on the Hong Kong Stock Exchange, which is expected to be on or about December 30, 2022, or the Listing Date (the “the Designated Period”). See “Description of Liquidity Arrangements.” The ordinary shares are being registered hereby in connection with the sale of such shares to the extent that they are sold to U.S. persons, as defined under Regulation S, or for the account or benefit of U.S. persons.
Neither we nor Kingsoft Corporation Limited will receive any proceeds from the lending of the ordinary shares being registered hereby, which will be sold at prevailing market prices at the time of sale in liquidity trades on the Hong Kong Stock Exchange during the Designated Period with delivery expected to occur from time to time in accordance with the rules of the Hong Kong Stock Exchange.
Our ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “KC.” Each ADS represents fifteen ordinary shares of Kingsoft Cloud Holdings Limited. On December 28, 2022, the last reported sale price of the ADSs on Nasdaq was US$3.40 per ADS.
Investing in the ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-28 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our ordinary shares.
Kingsoft Cloud Holdings Limited is a Cayman Islands holding company with no business operations. It conducts its operations in China through its PRC subsidiaries and variable interest entities, or the VIEs, and their subsidiaries. However, we and our shareholders do not and are not legally permitted to have any equity interests in the VIEs as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services. As a result, we operate relevant businesses in China through certain contractual arrangements with the VIEs. Kingsoft Cloud Holdings Limited is obligated to absorb losses of the variable interest entities that could potentially be significant to the variable interest entities through providing unlimited financial support to the variable interest entities or is entitled to receive economic benefits from the variable interest entities that could potentially be significant to the variable interest entities through the exclusive technology consulting and service fees. As a result of these contractual arrangements, Kingsoft Cloud Holdings Limited is determined to be the primary beneficiary of these variable interest entities only for accounting purposes and we consolidate these variable interest entities under U.S. GAAP. This structure also provides contractual exposure to foreign investment in such companies. As of the date of this prospectus supplement, to the best of our knowledge, our directors and management, the VIE agreements have not been tested in a court of law in the PRC. The VIEs are owned by certain nominee shareholders, not us. Investors in our ADSs are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by our subsidiaries and the VIEs. Investors who are non-PRC residents may never directly hold equity interests in the VIEs under current PRC laws and regulations. As used in this prospectus supplement, “we,”

“us,” “our company,” the “Company,” and “our” refer to Kingsoft Cloud Holdings Limited, a Cayman Islands company and its subsidiaries. We refer to Zhuhai Kingsoft Cloud and Kingsoft Cloud Information as the VIEs in the context of describing their activities and contractual arrangements with us.
Our corporate structure involves unique risks to investors in the ADSs. In 2019, 2020 and 2021, the amount of revenues generated by the VIEs and the subsidiaries of the VIEs accounted for 98%, 97% and 88%, respectively, of our total net revenues. As of December 31, 2019, 2020 and 2021, total assets of the VIEs and the subsidiaries of the VIEs, excluding amounts due from other companies in the Group, equaled to 69%, 55% and 44% of our consolidated total assets as of the same dates, respectively. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to material penalties or be forced to relinquish our interests in those operations or otherwise significantly change our corporate structure. We and our investors face significant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company as a whole. Our ADSs may decline in value or become worthless, if we are unable to claim our contractual control rights over the assets of the VIEs that conduct substantially all of our operations in China. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Corporate Structure and the Contractual Arrangements” in the 2021 Form 20-F and “Risk Factors — Risks Related to Our Corporate Structure” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on December 23, 2022, or the Supplemental 6-K, both of which documents are incorporated herein by reference.
We face various legal and operational risks and uncertainties as a company based in and primarily operating in China. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, we face risks associated with regulatory approvals, filings or reporting procedures of offshore offerings, anti-monopoly regulatory actions, and cybersecurity and data privacy. The PRC government may also intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks relating to doing business in China, please refer to “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in China” in the 2021 Form 20-F, and “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the Supplemental 6-K.
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is enacted, beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 15, 2022, the PCAOB released a statement confirming it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong, and it issued the 2022 HFCAA Determination Report to vacate its previous determinations to the contrary. Accordingly, our auditor is no longer identified as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. The PCAOB is continuing to demand complete access, and it will act immediately to reconsider such determinations should China obstruct, or otherwise fail to facilitate the PCAOB’s access, at any time. Therefore, there is no guarantee that our auditor would not be identified again by the PCAOB in the future as a registered public accounting firm that the PCAOB is unable to inspect or investigate completely. In such event, we would again be subject to the trading prohibition under the HFCAA if we were so identified by the SEC for three consecutive years, or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is enacted. For the details of the risks associated with the enactment of the HFCAA, see “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be delisted and our ADSs and shares prohibited from trading on a national securities exchange or through any other method that is within the jurisdiction of the SEC to regulate, including through over-the-counter trading under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” and “Risk Factors — Risks Relating to Doing Business in China — The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in two consecutive non-inspection years” in this prospectus supplement.
Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 29, 2022.

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the registration of certain ordinary shares under the liquidity arrangements as described under “Description of Liquidity Arrangements” and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated October 12, 2021, included in the registration statement on Form F-3 (No. 333-260181), which provides more general information.
You should read this prospectus supplement along with the accompanying prospectus. Both parts of the document contain information you should consider when making your investment decision. You should rely only on the information included or documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Kingsoft Corporation Limited has authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. The ordinary shares registered hereby will be offered only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the lending shareholders’ behalf, to subscribe for and purchase, any of our ADSs or ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” refers to the American depositary shares, each representing 15 ordinary shares;

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“China” or “PRC” refers to the People’s Republic of China and only in the context of describing PRC laws, regulations and other legal or tax matters in this prospectus supplement, excluding Taiwan, Hong Kong, and Macau;

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“Enterprise Cloud Service Premium Customer” refers to a customer with annual revenues of over RMB700,000 generated from enterprise cloud services for a historical year;

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“GPU” refers to graphics processing unit;

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“Hong Kong” or “HK” refers to the Hong Kong Special Administrative Region of the PRC;

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“IaaS” refers to Infrastructure as a Service, a category of cloud services that provides high-level application programming interface used to dereference various low-level details of underlying network infrastructure like physical computing resources, location, data partitioning, scaling, security, backup, etc.;

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“independent cloud service providers” refers to cloud service providers that are not belonging to any large-scale conglomerates that are involved in a wide range of businesses where they could potentially compete with their customers;

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“Kingsoft Cloud Information” refers to Kingsoft Cloud (Beijing) Information Technology Co., Ltd., a VIE;

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“Nanjing Qianyi” refers to Nanjing Qianyi Shixun Information Technology Co., Ltd., one of the VIEs;

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“net dollar retention rate of Public Cloud Service Premium Customers” is calculated by dividing the revenues from our Public Cloud Service Premium Customers, who were also our Public Cloud Service Premium Customers in the previous year, in the indicated period by the revenues from all of our Public Cloud Service Premium Customers in the previous corresponding period;

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“ordinary share” refers to our ordinary shares, par value US$0.001 per share;

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“PaaS” refers to Platform as a Service, a category of cloud services that provides a platform allowing customers to develop, run, and manage applications without the complexity of building and maintaining the infrastructure typically associated with developing and launching an app;

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“Premium Customer” refers to a customer with annual revenues of over RMB700,000 for a historical year;

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“Public Cloud Service Premium Customer” refers to a customer with annual revenues of over RMB700,000 generated from public cloud services for a historical year;

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“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

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“SaaS” refers to Software as a Service, a category of cloud services that provides a software licensing and delivery model in which software is licensed on a subscription basis and is centrally hosted;

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“Shanghai Jinxun Ruibo” refers to Shanghai Jinxun Ruibo Network Technology Co., Ltd., one of the VIEs;

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“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

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“variable interest entities” or “VIEs” refers to Zhuhai Kingsoft Cloud and Kingsoft Cloud Information, unless the context otherwise requires;

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“VAT License” refers to the business operation license for value-added telecommunication services;

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“we,” “us,” “our company,” the “Company,” and “our” refer to Kingsoft Cloud Holdings Limited, a Cayman Islands company and its subsidiaries;

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“Wuhan Kingsoft Cloud” refers to Wuhan Kingsoft Cloud Information Technology Co., Ltd., one of the VIEs;

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“Xiaomi” refers to Xiaomi Corporation (HKEX: 1810), its subsidiaries and consolidated affiliated entities, one of our shareholders; and

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“Zhuhai Kingsoft Cloud” refers to Zhuhai Kingsoft Cloud Technology Co., Ltd., a VIE.

Capitalized terms used in this prospectus supplement but not defined herein are defined in the accompanying prospectus, in the 2021 Form 20-F that is incorporated herein by reference or in the Supplemental 6-K that is incorporated herein by reference.
Substantially all of our operations and the operations of the VIEs are conducted in China and substantially all of our revenues is denominated in Renminbi. Our reporting currency is the Renminbi. This prospectus supplement contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at RMB6.6981 to US$1.00, the noon buying rate on June 30, 2022 set forth in the H.10 statistical release of the U.S. Federal Reserve Board. In addition, unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus supplement were made at a rate of HK$7.8472 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2022. All translations of financial data as of and for the nine months ended September 30, 2022 from Renminbi into U.S. dollars were made at the rate of RMB7.1135 to US$1.00, the exchange rate on September 30, 2022 set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the internet at the SEC’s website at www.sec.gov. We also maintain a website at ir.ksyun.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC, using a “shelf” registration process under the Securities Act, relating to the securities to be lent by the lending shareholders. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities the lending shareholders are lending. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Kingsoft Cloud Holdings Limited, CIK number 0001805316.
We incorporate by reference the documents listed below in this prospectus supplement:
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022 (File No. 001-39278), or the 2021 Form 20-F;

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our current report on Form 6-K furnished to the SEC on December 23, 2022 (File No. 001-39278), or the Supplemental 6-K, including Exhibit 99.1 titled “Kingsoft Cloud Holdings Limited Makes Supplemental and Updated Disclosures;”

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our current report on Form 6-K furnished to the SEC on December 23, 2022 (File No. 001-39278), including exhibits thereto that contain financial statements of Kingsoft Cloud Holdings Limited and Camelot Employee Scheme, Inc.;

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the description of the securities contained in our registration statement on Form 8-A filed on May 4, 2020 (File No. 001-39278), pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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with respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:
Kingsoft Cloud Holdings Limited
Building E, Xiaomi Science and Technology Park,
No. 33 Xierqi Middle Road
Haidian District, Beijing, 100085
the People’s Republic of China
+86-10-6292-7777
Attention: Investor Relations

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to”, “could”, “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
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our goals and growth strategies;

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our future business development, results of operations and financial condition;

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relevant government policies and regulations relating to our business and industry;

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general economic and business conditions in China; and

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assumptions underlying or related to any of the foregoing.

You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement and the accompanying base prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
This prospectus supplement and the accompanying base prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by third-party providers of market intelligence. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully. Our 2021 Form 20-F which contains our audited consolidated financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020, and 2021, and two Form 6-Ks furnished to the SEC on December 23, 2022 are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from the independent industry report, commissioned by us and prepared by Frost & Sullivan (Beijing) Inc., Shanghai Branch Co., or Frost & Sullivan, an independent market research and consulting company.
Overview
We offer various cloud services to customers in strategically selected verticals. With extensive cloud infrastructure, advanced cloud products based on our vigorous cloud technology R&D capabilities, industry-specific solutions and end-to-end fulfillment and deployment covering all project stages for customers, we achieved business and financial growth, with a revenue growth CAGR of 51.3% from 2019 to 2021, outpacing the broader industry growth CAGR of 36.4% for China’s cloud service market during the same period.
We have established our market presence by addressing customers’ comprehensive needs. We provide various advanced cloud products primarily consisted of unified IaaS infrastructure and, to a lesser extent, PaaS middleware and SaaS applications which support a wide range of uses that enable our customers’ diverse business objectives. The majority of our revenues are derived from IaaS and, to a lesser extent, from PaaS middleware and SaaS applications. We also offer our solutions in a holistic approach by merging our cloud solutions with dedicated customer services. Our end-to-end customer services cover planning, solution development, fulfillment and deployment, as well as ongoing maintenance and upgrade. The entire process is primarily executed by our in-house professionals, with strict adherence to high standards and full accountability.
We have strategically expanded our footprints into selected verticals and have established a strong market presence and track record in each selected vertical through quality and efficient execution. As we continue to complete featured projects with vertical leaders, we have accumulated proprietary industry know-how and deep understanding of each selected vertical, which enables us to provide high-quality industry-specific cloud solutions. We have also aligned our research and development efforts with our business focuses, which enables us to act swiftly and develop new product modules and features that are specifically tailored to address the ever-growing business needs encountered by our expanding customer base.
Our Competitive Strengths
We believe the following competitive strengths differentiate us from our competitors:
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Established Cloud Service Provider

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End-to-end Cloud Solution Provider

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Vertical Strategy with Proven Track Record

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Customer-centric Product Development

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Strong Customer Conversion Capabilities and Go-to-market Efficiencies

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Experienced Management Team and Strong Synergies with Our Strategic Shareholders

Our Strategies
We plan to execute the following strategies to fulfill our mission:
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Strengthen Our Market Position in Strategically Selected Verticals

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Enhance Our Presence in New Verticals and Grow Our Customer Base

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Enhance Our End-to-end Solution and In-house Fulfillment and Deployment Capabilities

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Continue to Invest in Infrastructure and Technology

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Capitalize on Scale Advantages and Improve Operational Efficiency

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Enhance Our Collaborations with Business Partners

Summary of Risk Factors
We face various legal and operational risks and uncertainties as a company based in and primarily operating in China. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. For example, we face risks associated with regulatory approvals, filings or reporting procedures of offshore offerings, anti-monopoly regulatory actions, and cybersecurity and data privacy. The PRC government may also intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
Permissions Required from the PRC Authorities for Our Operations
Our PRC subsidiaries and the VIEs have obtained all necessary licenses and approvals required for our operations in China, including business licenses and VAT licenses for internet data center services, internet access services, domestic internet protocol virtual private network services, content delivery network services and information services.
Furthermore, in connection with our issuance of securities to foreign investors, under currently effective PRC laws and regulations, as of the date of this prospectus supplement, we are not aware of, after due and careful enquiry, including consultation with our PRC legal counsel, any PRC laws or regulations which explicitly require us, our PRC subsidiaries or the VIEs to obtain any approval or permission from the CSRC, the CAC or any other PRC governmental authorities, nor have we, our PRC subsidiaries and the VIEs received any formal inquiry, notice, warning or sanction from any PRC governmental authorities in connection with requirements of obtaining such approval or permission, under any currently effective PRC laws, regulations and regulatory rules.
Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings, or approvals for our business operations in the future. If our PRC subsidiaries or the VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits, approvals or filings, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, if we had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires our PRC subsidiaries and the VIEs to obtain such approval, permits, registrations or filings in the future, our PRC subsidiaries and the VIEs may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner, or at all, and such approvals, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject our PRC subsidiaries and the VIEs to fines and other regulatory, civil or criminal liabilities, and our PRC subsidiaries and the VIEs may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operation. Furthermore, our PRC subsidiaries and the VIEs may be subject to regular inspections, examinations, inquiries or audits by regulatory authorities, and an adverse outcome of such inspections, examinations, inquiries or audits may result in the loss or non-renewal of the relevant licenses and approvals. Moreover, the criteria used in reviewing applications for, or renewals of licenses and approvals may change from time to time, and there can be no assurance that our PRC subsidiaries and the VIEs will be able to meet new criteria that may be imposed to obtain or renew the necessary licenses and approvals. Many of such licenses and approvals are material to the operation of our business, and if our

PRC subsidiaries or the VIEs fail to maintain or renew material licenses and approvals, our ability to conduct our business could be materially impaired. Furthermore, if the interpretation or implementation of existing laws and regulations change, or new regulations come into effect, requiring our PRC subsidiaries, the VIEs or parties on whom our PRC subsidiaries and the VIEs rely to obtain any additional permits, licenses or certificates that were previously not required to operate our business, there can be no assurance that our PRC subsidiaries, the VIEs or parties on whom we rely will successfully obtain such permits, licenses or certificates.
Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. You should carefully consider the matters discussed under “Item 3. Key Information  —  3.D. Risk factors” in the 2021 Form 20-F, “Risk Factors” in Exhibit 99.1 to the Supplemental 6-K, as well as other documents incorporated by reference in the accompanying prospectus.
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We have experienced rapid growth and expect our growth to continue, but if we fail to effectively manage our growth, then our business, results of operations and financial condition could be adversely affected.

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We have a history of net loss and we may not be able to achieve or subsequently maintain profitability.

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We are continuously optimizing and expanding our infrastructure and investing substantially in our research and development, which may negatively impact our cash flow, and may not generate the results we expect to achieve.

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We have recorded negative cash flows from operating activities historically. If we fail to collect accounts receivable from our customers in a timely manner, our business operations and financial results may be materially and adversely affected.

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If we do not compete effectively, our business, results of operations and financial condition could be harmed.

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The COVID-19 pandemic has disrupted our and our business partners’ operations and it may continue to do so.

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Data loss, security incidents and attacks on our platform, products or solutions, or our global network infrastructure could lead to significant costs and disruptions.

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Significant impairment of our goodwill and long-lived assets could materially impact our financial position and results of our operations.

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There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the Contractual Arrangements for our operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect the financial condition and results of operations performance of our Company.

Corporate History and Structure
In January 2012, we incorporated Kingsoft Cloud Holdings Limited under the laws of the Cayman Islands as our offshore holding company. In February 2012, we incorporated Kingsoft Cloud Corporation Limited as Kingsoft Cloud Holdings Limited’s wholly owned subsidiary in Hong Kong.
In April 2012, Kingsoft Cloud Corporation Limited incorporated Beijing Kingsoft Cloud Technology Co., Ltd., or Beijing Kingsoft Cloud, as its wholly owned subsidiary in the PRC. In December 2015, Kingsoft Cloud Corporation Limited incorporated another wholly owned subsidiary, Beijing Yunxiang Zhisheng Technology Co., Ltd., or Yunxiang Zhisheng, in the PRC.
In December 2017, Kingsoft Cloud Corporation Limited incorporated a wholly owned subsidiary, Kingsoft Cloud Inc., in the United States, to operate a cloud service business and conduct research and development on cloud technology and products.
In May 2020, we completed an initial public offering in which we offered and sold an aggregate of 517,500,000 ordinary shares in the form of ADSs. Upon the initial public offering, all of our issued and outstanding preferred shares were automatically converted into ordinary shares on a one-for-one basis. On May 8, 2020, the ADSs began trading on the Nasdaq under the symbol “KC.”
In September 2020, we completed a public offering in which we offered an aggregate of 9,250,000 ADSs and our selling shareholders sold an aggregate of 8,421,576 ADSs.
In March 2021, we completed the acquisition of 100% equity interest in Shenzhen Yunfan Acceleration Technology Co., Ltd. (currently named as “Kingsoft Cloud (Shenzhen) Edge Computing Technology Co., Ltd”) and its subsidiary (collectively, “Shenzhen Yunfan”). Shenzhen Yunfan is mainly engaged in providing content distribution, acceleration and other cloud-related IaaS and PaaS edge computing solutions, and the acquisition is expected to enhance our expertise in public cloud services.
In September 2021, we acquired controlling interests in Camelot Employee Scheme INC. (“Camelot”) using a combination of cash and our ordinary shares as consideration. In connection with such acquisition, we issued an aggregate of 247,475,446 ordinary shares to certain existing shareholders of Camelot in September 2021. Camelot offers comprehensive and digitalized solutions such as teller or branch systems, anti-money laundering and fraud prevention software services to the financial services industry. By acquiring and integrating with Camelot, we expect to benefit from its (i) core senior management’s rich experience; (ii) large customer based and long-standing client relationships to cross-sell our products and solutions; (iii) deep vertical know-how for developing industry solutions; and (iv) nationwide fulfillment centers across major cities in China for project deployment with lower costs with enhanced efficacy and increased customer stickiness
In December 2021, we increased our authorized share capital from US$4,000,000.00 divided into 4,000,000,000 ordinary shares with par value of US$0.001 each to US$40,000,000.00 divided into 40,000,000,000 ordinary shares with par value of US$0.001 each by creation of an additional 36,000,000,000 authorized but unissued ordinary shares with par value of US$0.001 each.
Beijing Kingsoft Cloud entered into a series of contractual arrangements, as amended and restated, with Zhuhai Kingsoft Cloud and its registered shareholders, through which we obtained control over Zhuhai Kingsoft Cloud. In addition, Yunxiang Zhisheng entered into a series of contractual arrangements with Kingsoft Cloud Information and its registered shareholders, which enable us to obtain control over the Kingsoft Cloud Information to operate value-added telecommunication services. The Company is obligated to absorb losses of the variable interest entities that could potentially be significant to the variable interest entities through providing unlimited financial support to the variable interest entities or is entitled to receive economic benefits from the variable interest entities that could potentially be significant to the variable interest entities through the exclusive technology consulting and service fees. As a result of these contractual arrangements, the Company is determined to be the primary beneficiary of these variable interest entities only for accounting purposes and we consolidate these variable interest entities under U.S. GAAP. We refer to Beijing Kingsoft Cloud and Yunxiang Zhisheng as our wholly foreign owned entities, or WFOEs, and to Zhuhai Kingsoft Cloud, Kingsoft Cloud Information, or the VIEs, and their subsidiaries, in this prospectus supplement. For more details and risks related to the VIE structure, please see “Item 4. Information on the Company — 4.C. Organizational Structure — Contractual Arrangements with the VIEs and Their Respective Shareholders” and “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Corporate Structure and the Contractual Arrangements” in the 2021 Form 20-F.
The following diagram illustrates our corporate structure, including our principal subsidiaries and the VIEs as of the date of this prospectus supplement:

Kingsoft Corporation
Xiaomi(1)
TMF Trust (HK) Limited(2)
Other Public Shareholders(3)
37.40%
11.82%
2.72%
48.06%
The Company (Cayman Islands)
100%
100%
Kingsoft Cloud Corporation Limited (Hong Kong)
Iridescence Limited(4) (BVI)
100%
Kingsoft Cloud Inc. (U.S.)
100%
Camelot Information Systems Inc. (BVI)
100%
Camelot Innovative Technologies Inc. (Cayman Islands)
100%
Offshore
Onshore
100%
100%
89.03%
Beijing Kingsoft Cloud
Yunxiang Zhisheng
Camelot Technology(5)
Cloud Camelot (Beijing) Information Technology Co., Ltd. (雲萊特(北京)信息技術有限公司)
3.19%
Zhuhai Kingsoft Cloud(6)
Kingsoft Cloud Information(7)
100%
100%
Kingsoft Cloud Network(8)(9)
Beijing Jinxun Ruibo
100%
100%
100%
Nanjing Qianyi
Kingsoft Cloud Tianjin
Wuhan Kingsoft Cloud(10)
Equity interest
Contractual arrangements. See “Contractual Arrangements” for more details.

Notes:
(1)
Xiaomi is controlled by Mr. Lei Jun, the chairman of our Board and our non-executive Director.

(2)
TMF Trust (HK) Limited, as trustee, holding 103,501,929 ordinary shares underlying the share awards granted under the Equity Incentive Plans, representing approximately 2.72% of the issued share capital of the Company as of December 15, 2022. Among the 103,501,929 ordinary shares held by TMF Trust (HK) Limited, 83,279,670 ordinary shares have been transferred to Bank of New York Mellon in preparation for conversion into ADSs upon vesting of certain share awards granted under the Equity Incentive Plans. As at December 15, 2022, no core connected persons are interested in any of the ordinary shares held by TMF Trust (HK) Limited and accordingly all such ordinary shares held by TMF Trust (HK) Limited shall be counted as part of the public float.

(3)
Other Public Shareholders include:

(a)
Celestial Power Limited (“Celestial Power”), a company incorporated under the laws of BVI and one of the investors prior to our listing on the Nasdaq holding 43,153,502 ordinary shares, representing approximately 1.13% of the issued share capital of the Company as of December 15, 2022. Celestial Power is managed by IDG Capital which is a private equity investment institution having developed its venture capital business in China since 1993;

(b)
Mr. Wang Yulin, a former director and CEO of the Company who resigned from his positions in the Group on August 8, 2022 due to personal health reasons, and his controlled entities as of December 15, 2022 include (i) River Jade Holdings Limited, a company incorporated under the laws of the BVI which is ultimately controlled by Mr. Wang Yulin, held 9,600,000 ordinary shares, representing approximately 0.25% of the issued share capital of the Company; and (ii) Autogold Limited (“Autogold”) held 38,729,425 ordinary shares, representing approximately 1.02% of the issued share capital of the Company. Autogold is a company incorporated under the laws of the BVI and wholly-owned by Prosper River Group Limited, which is ultimately controlled by The YTCM Trust. The YTCM Trust is a trust established under the laws of the Republic of Singapore and managed by Vistra Trust (Singapore) Pte. Limited as the trustee. Mr. Wang Yulin, our executive Director and Chief Executive Officer, is the settlor of The YTCM Trust, and Mr. Wang and his family members are the beneficiaries of The YTCM Trust. Prior to Mr. Wang Yulin’s resignation, he served as the director and CEO of our Company as well as the director and general manager of major subsidiaries and operating entities of the Company, namely Zhuhai Kingsoft Cloud, Kingsoft Cloud Network, Nanjing Qianyi, Yunxiang Zhisheng, Kingsoft Cloud Information, Beijing Jinxun Ruibo, Wuhan Kingsoft Cloud, Beijing Kingsoft Cloud, Kingsoft Cloud Tianjin and Kingsoft Cloud Corporation Limited (collectively, the “Major Served Subsidiaries and Operating Entities”). Mr. Wang Yulin also served as the director or general manager of other 17 subsisting subsidiaries and operating entities of the Company (“Other Served Subsisting Subsidiaries and Operating Entities”). In addition, prior to Mr. Wang Yulin’s resignation, he also served in one operating entity which has been deregistered as of the date of this prospectus supplement and one subsidiary which is currently going through internal procedures for its deregistration with such deregistration expected to be fully completed shortly after the Listing. After Mr. Wang Yulin’s resignation, Mr. Zou Tao was re-designated as an executive Director and the acting CEO of the Company and was appointed as or remained to be the director and general manager of the Major Served Subsidiaries and Operating Entities as well as the director or general manager of the Other Served Subsisting Subsidiaries and Operating Entities.

(c)
China Internet Investment Fund (“CIIF”), a limited partnership established under the laws of the PRC and one of the investors prior to our listing on the Nasdaq, holding 55,089,998 ordinary shares, representing approximately 1.45% of the issued share capital of the Company as of December 15, 2022. CIIF is a limited partnership established in the PRC in 2017 with registered capital of RMB30.1 billion. It is a venture capital firm based in Beijing, PRC and principally engaged in investment management and consultation in non-securities business. It focuses on making investments in sectors such as network security, artificial intelligence, big data, cloud computing, and network information services. CIIF is managed by its general partner China Internet Investment Fund Management Co., Ltd. with registered capital of RMB100 million, which in turn is controlled by China Netcom (Beijing) Holding Co., Ltd., a company wholly owned by the National Cyberspace and Information Security Administration Center administered by the Office of the Central Cyberspace Affairs Commission of the PRC, a PRC government authority. CIIF has eight limited partners with the largest limited partner holding approximately 33.22% partnership interest. According to the publicly available information, the planned total fund size of CIIF is RMB100 billion The invested portfolio companies of CIIF include, among others, Kuaishou Technology (Stock Code: 1024), a company listed on the Hong Kong Stock Exchange, SenseTime Group Inc. (Stock Code: 0020), a company listed on the Hong Kong Stock Exchange, and Ximalaya Inc. (NYSE: XIMA), a public company listed on the New York Stock Exchange;
(d)
Mr. Ma Yiming and Ms. Chou Heidi, being the Camelot founders, holding 89,453,974 ordinary shares and 73,034,892 ordinary shares, representing approximately 2.35% and 1.92% of the issued share capital of the Company as of December 15, 2022;

(e)
the non-founder shareholders of Camelot, holding 50,648,715 ordinary shares, representing approximately 1.33% of the issued share capital of the Company as of December 15, 2022; and

(f)
the remaining public shareholders who each holds less than 2% of the issued share capital of the Company as of December 15, 2022.

(4)
Pursuant to the Camelot Merger Agreement, after a series of mergers involving among others, Benefit Overseas Limited and Dreams Power Ltd., Camelot has been merged with and into Iridescence Limited, a company incorporated under the BVI laws and wholly-owned by our Company.

(5)
The remaining equity interests in Camelot Technology Corporation Limited (“Camelot Technology”) were held by Shanghai Jiawo Yunfan Investment Center (Limited Partnership) as to approximately 7.05% and Tongxiang Jiawo Yunfeng Equity Investment Partnership (Limited Partnership) as to approximately 0.72%. All of these minority shareholders of Camelot Technology are Independent Third Parties (apart from being the substantial shareholder of Camelot Technology where applicable).

(6)
Zhuhai Kingsoft Cloud is held as to 79.60% and 20.40% by Beijing Digital Entertainment Technology Co., Ltd. and Ms. Qiu Weiqin as registered shareholders.

(7)
Kingsoft Cloud Information is held as to 80% and 20% by Ms. Qiu Weiqin and Mr. Zou Tao, our executive Director and acting CEO, respectively, as registered shareholders.

(8)
Each of the following project entities, namely Rizhao Kingsoft Cloud Network Technology Co., Ltd., Kingsoft Cloud Network Technology (Jiangsu) Co., Ltd., Kingsoft Cloud (Qingyang) Data Information Technology Co., Ltd., Kingsoft Cloud Intelligent City Technology (Guizhou) Co., Ltd. and Kingsoft Cloud Perception City Technology (Anhui) Co., Ltd. and its subsidiary, Changjiang Digital Technology (Anhui) Co., Ltd., is a subsidiary of Kingsoft Cloud Network.

(9)
Shanghai Jinxun Ruibo, being a licensed entity, is a wholly-owned subsidiary of Kingsoft Cloud Network.

(10)
Each of Chibi Kingsoft Cloud Network Technology Co., Ltd., being a project entity, and Shenzhen Yunfan, being a licensed entity is a subsidiary of Wuhan Kingsoft Cloud.

Impacts of COVID-19
On March 11, 2020, the World Health Organization declared the global COVID-19 outbreak a pandemic. Since then, there continues to be significant uncertainties associated with the COVID-19 pandemic, including with respect to the spread and mutation of the virus, the severity of the disease, the possibility of successive waves of outbreaks, actions taken by government authorities, and the scope and length of the resulting economic disruption, among others.
As a result of the balance of our businesses with exposure to different verticals and revenue models, impacts of the COVID-19 pandemic are mixed in direction. On the one hand, the pandemic has gradually propelled cloud adoption as (i) with restrictive measures imposed on transportation in response to the pandemic, people increasingly leverage the internet to fulfill daily activities from work, shopping, education to entertainment, which are increasingly supported by cloud infrastructure, (ii) the healthcare industry in China increasingly tap into cloud technology to meet the challenges of public health events; and (iii) enterprises and organizations experiencing business or operation fluctuations in the pandemic may consider cloud services to obtain better agility and cost control in the mid-to-long run. As a result, our public cloud services have experienced rapid revenue growth from 2019 to 2021, with a year-on-year growth rate of 49.4% from 2019 to 2020 and 19.2%, from 2020 to 2021. To embrace these opportunities and mitigate the pandemic’s adverse impact to our business, we have been continuously perfecting our scalable core technologies and products and investing into our solutions of selected verticals, especially in healthcare, financial services and public services, and we expect to bear fruit in the enormous digitalization market in the long run.

On the other hand, (i) travel restriction measures may limit our ability to provide on-site services to customers, and negatively affected project bidding process and deployment completion, and (ii) businesses negatively impacted by the pandemic may cut their procurement budget, including cloud budget.
Furthermore, our business was impacted in 2022 by the resurgence of COVID-19 and the related measures. The market size of cloud service in China experienced a decrease from RMB152.6 billion for the first half of 2021 to RMB150.4 billion for the first half of 2022. As a result, our results of operations were negatively affected by the COVID-19, which is evidenced by the decrease in our revenue from enterprise cloud services, excluding the consolidation of Camelot Group’s revenue contribution, from RMB1,042.2 million in the six months ended June 30, 2021 to RMB271.7 million (US$40.6 million) for the six months ended June 30, 2022. Partially due to the impact of COVID-19, our enterprise cloud service customers (excluding the consolidation of Camelot Group’s customers) were 62 for the six months ended June 30, 2022, compared with 76 for the six months ended June 30, 2021.
Recent Developments
Operational Highlights for the Nine Months Ended September 30, 2022
The following table sets forth our key operating metrics for the period indicated.
	For the Nine Months Ended September 30
	2021*	2022
Public Cloud Services
Number of Public Cloud Service Premium Customers	217	204
– Including:
New customers acquired in the period	41	41
Existing customers	176	163
Net dollar retention rate of Public Cloud Service Premium Customers(1)	113.8%	85.4%
Average revenues per Public Cloud Service Premium Customers (RMB in million)(3)	20.8	19.4
Enterprise Cloud Services
Number of Enterprise Cloud Service Premium Customers	339	316
– Including:
New customers acquired in the period	300	277
Existing customers	39	39
Average revenues per Enterprise Cloud Services Premium Customers (RMB in million)(3)	5.2	6.3
Total
Number of Premium Customers(2)	554	515
– Including:
New customers acquired in the period	344	318
Existing customers	210	197
Average revenues per Premium Customer (RMB in million)(3)	11.4	11.5
Number of Enterprise Cloud Projects(4)	522	631

Notes:
*
Except for the purpose of calculating the number of Premium Customers as detailed in Note (2) below, revenues for the nine months ended 2021 do not include financial results of Camelot before our acquisition in September 2021.

(1)
Net dollar retention rate of Public Cloud Service Premium Customers for the nine months ended September 30, 2022 is calculated by dividing the revenues from our Public Cloud Service Premium Customers in the nine months ended September 30, 2022, by the revenues from our Public Cloud Service Premium Customers in the nine months ended September 30, 2021.

(2)
The Premium Customers for the nine months ended September 30, 2021 and 2022 refer to customers with revenue of RMB525,000 for the respective period. The number of Premium Customers for the nine months ended September 30, 2021 includes customers of Camelot with revenue of over RMB525,000 in the same period.

(3)
The average revenues per Premium Customer for an interim period are not annualized. The average revenues per Premium Customer for a given period are calculated by dividing the historical revenues from Premium Customers by the number of Premium Customers for the same period.

(4)
The increase in number of enterprise cloud projects in the nine months ended September 30, 2022 was mainly due to our acquisition of Camelot Group.

Financial Results for the Third Quarter of 2022
Unless otherwise stated, all translations of RMB amounts into U.S. dollars in this “Financial Results for the Third Quarter of 2022” section were made at RMB7.1135 to US$1.00, the noon buying rate in effect on September 30, 2022 as certified for customs purposes by the Federal Reserve Bank of New York.
Summary Consolidated Results of Operations
The table below sets forth our summary unaudited condensed consolidated statements of profit or loss in absolute amount and percentage of the total revenues for the periods indicated, which are extracted from the Unaudited Interim Condensed Consolidated Financial Information set out in Exhibit 99.2 entitled “Kingsoft Cloud Holdings Limited Unaudited Interim Condensed Consolidated Financial Statements” to the Form 6-K dated December 23, 2022.
	For the Three Months Ended September 30
	2021		2022
	RMB		RMB	US$
	(unaudited)		(unaudited)	(unaudited)
			(in thousands)
Revenues:
Public cloud services	1,685,999	69.8%	1,346,038	189,223	68.4%
Enterprise cloud services	726,865	30.1%	621,975	87,436	31.6%
Others	971	0.1%	774	109	0.0%
Total revenues	2,413,835	100.0%	1,968,787	276,768	100.0%
Cost of revenues	(2,325,423)	(96.3)%	(1,846,368)	(259,558)	(93.8)%
Gross profit	88,412	3.7%	122,419	17,210	6.2%
Operating expenses:
Selling and marketing expenses	(132,202)	(5.5)%	(143,363)	(20,154)	(7.3)%
General and administrative expenses	(156,573)	(6.5)%	(235,077)	(33,047)	(11.9)%
Research and development expenses	(268,721)	(11.1)%	(248,149)	(34,884)	(12.6)%
Total operating expenses	(557,496)	(23.1)%	(626,589)	(88,085)	(31.8)%
Operating loss	(469,084)	(19.4)%	(504,170)	(70,875)	(25.6)%
Revenues
Our revenues decreased by 18.4% from RMB2,413.8 million for the third quarter of 2021 to RMB1,968.8 million (US$276.8 million) for the third quarter of 2022, which was primarily attributable to changes of revenues generated from public cloud services and enterprise cloud services over the same periods as discussed below.
Public cloud services
Our revenues generated from public cloud services decreased by 20.2% from RMB1,686.0 million for the third quarter of 2021 to RMB1,346.0 million (US$189.2 million) for the third quarter of 2022. The decrease in our revenues generated from public cloud services were primarily due to our proactive scale-down of CDN products as evidenced by the decrease of 27.6% in our gross billings of delivery products from the third quarter of 2021 to the third quarter of 2022.
Enterprise cloud services
Our revenues generated from enterprise cloud services decreased by 14.4% from RMB726.9 million in the third quarter of 2021 to RMB622.0 million (US$87.4 million) in the third quarter of 2022. The decrease was primarily attributable to the impact of the resurgence of COVID-19 as well as our more stringent project selection, partially offset by the consolidation of financial results of Camelot.
Cost of Revenues
Our cost of revenues decreased by 20.6% from RMB2,325.4 million in the third quarter of 2021 to RMB1,846.4 million (US$259.6 million) in the third quarter of 2022. The decrease in cost of revenues was primarily attributable to (i) a decrease of RMB432.3 million in fulfillment costs primarily as a result of (a) the decrease of revenues from Kingsoft Cloud enterprise cloud services due to negative impacts of COVID-19, and (b) the decrease of fulfillment costs as percentages of total enterprise cloud services revenue due to our strategic focus on selected high quality projects, (ii) a decrease of RMB332.6 million in IDC costs mainly due to our proactive scale-down of CDN products, and was partially offset by an increase of RMB283.1 million in solution development and services costs mainly due to the consolidation of Camelot.
Gross Profit and Gross Profit Margin
As a result of the foregoing, our gross profit significantly increased by 38.5% from RMB88.4 million in the third quarter of 2021 to RMB122.4 million (US$17.2 million) in the third quarter of 2022. Our gross profit margin increased significantly from 3.7% in the third quarter of 2021 to 6.2% in the third quarter of 2022. The significant increase was primarily attributable to our strategic focus on selected high quality projects as well as efficient cost control measures.
Research and Development Expenses
Our research and development expenses decreased by 7.7% from RMB268.7 million in the third quarter of 2021 to RMB248.1 million (US$34.9 million) in the third quarter of 2022.
Selling and Marketing Expenses
Our selling and marketing expenses increased by 8.5% from RMB132.2 million in the third quarter of 2021 to RMB143.4 million (US$20.2 million) in the third quarter of 2022.
General and Administrative Expenses
Our general and administrative expenses increased from RMB156.6 million in the third quarter of 2021 to RMB235.1 million (US$33.0 million) in the third quarter of 2022, primarily attributable to an increase in credit losses primarily for accounts receivable and contract assets from RMB28.3 million to RMB98.4 million (US$13.8 million) mainly because we made provisions on accounts receivable that may have recoverability issues. These provisions were mainly made for individually impaired amounts receivable and contract assets that are related to specific customers with known collectivity issues, mostly customers whose cash flows were severely affected by the resurgence of COVID-19 and the associated restrictive measures and slowdown of macroeconomics. For details of the recoverability of our accounts receivables and our relevant management policies, see “Financial Information — Discussion of Selected Items From the Consolidated Balance Sheets — Accounts Receivable, Net of Allowance” in Exhibit 99.1 to the Supplemental 6-K.
Operating Loss
As a result of the foregoing, our operating loss increased by 7.5% from RMB469.1 million in the third quarter of 2021 to RMB504.2 million (US$70.9 million) in the third quarter of 2022. Our operating loss margin increased from 19.4% in the third quarter of 2021 to 25.6% in the third quarter of 2022.

Net Current Assets and Liabilities
We recorded net current assets of RMB2,837.6 million (US$398.9 million) as of September 30, 2022. The table below sets forth our current assets and current liabilities as of the dates indicated, and the financial results as of June 30, 2022 and September 30, 2022 are extracted from the Unaudited Interim Condensed Consolidated Financial Information set out in Exhibit 99.1 and Exhibit 99.2 each entitled “Kingsoft Cloud Holdings Limited Unaudited Interim Condensed Consolidated Financial Statements” to the Form 6-K dated December 23, 2022.
	As of June 30, 2022	As of September 30, 2022
	RMB	RMB	US$
	(unaudited)	(unaudited)	(unaudited)
		(in thousands)
Current assets:
Cash and cash equivalents	2,732,331	3,163,210	444,677
Restricted cash	44,439	43,144	6,065
Accounts receivable, net	2,872,904	2,566,969	360,859
Short-term investments	2,619,701	2,165,674	304,446
Prepayments and other assets	1,694,048	1,734,108	243,779
Amounts due from related parties	357,853	365,853	51,431
Total current assets	10,321,276	10,038,958	1,411,257
	As of June 30, 2022	As of September 30, 2022
	RMB	RMB	US$
	(unaudited)	(unaudited)	(unaudited)
		(in thousands)
Current liabilities:
Short-term bank loans	1,266,270	1,041,045	146,348
Accounts payable	2,409,134	2,454,610	345,064
Accrued expenses and other current liabilities	2,748,407	2,708,447	380,748
Income tax payable	43,163	40,926	5,753
Amounts due to related parties	826,042	851,851	119,751
Current operating lease liabilities	100,620	104,528	14,694
Total current liabilities	7,393,636	7,201,407	1,012,358
Total Net Current Assets	2,927,640	2,837,551	398,899
Cash Flows and Working Capital
In the third quarter of 2022, we generated net cash of RMB100.9 million from operating activities, representing a significant increase from RMB13.9 million in the third quarter of 2021, primarily because of improvement of accounts receivable recoveries and accounts payables. Our recoveries of accounts receivable improved significantly, as demonstrated by (i) the RMB210.4 million decrease of accounts receivable in the third quarter of 2022, and (ii) other than Camelot Group, cash payments from Kingsoft Cloud’s customers amounting to RMB5,439 million and RMB5,355 million for the nine months ended September 30, 2021, and 2022, respectively, representing 87.8% and 123.1% of revenues for the same periods, respectively, demonstrating our improved collection of accounts receivable in 2022. The improvement was mainly due to (i) our enhanced collection efforts, such as adjusting our monthly accounts collection targets as well as promptly following up with collection of accounts receivable; and (ii) our stringent project selection favoring customers with strong liquidity position and low credit risk. In addition, our accounts payable increased by

RMB7.5 million in the third quarter, primarily due to our enhanced payment management, such as adjusting our monthly payment plans and firming our payment approval process.
In the third quarter of 2022, we generated net cash of RMB323.8 million from investing activities, representing a significant increase from RMB99.4 million in the third quarter of 2021, primarily attributable to proceeds from maturities of short-term investments, partially offset by purchases of short-term investments and purchases of property and equipment.
In the third quarter of 2022, we used net cash of RMB130.7 million in financing activities, compared with net cash of RMB526.2 million generated from financing activities in the third quarter of 2021, primarily attributable to our repayment of short-term bank loans and loans due to related parties, partially offset by proceeds from short-term bank loans and loans due to related parties.
As of September 30, 2022, we had RMB5,328.9 million (US$749.1 million) in cash and cash equivalents and short-term investment, which included cash deposits at fixed rates.
Recent PRC Regulatory Development
Overseas Listing
On December 24, 2021, the CSRC published the draft Regulations of the State Council on the Administration of Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Administrative Provisions”) and the draft Administrative Measures for the Record-Filing of Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Filing Measures”, together with the Administrative Provision, the “Overseas Listing Regulations”) for public comments till January 23, 2022. Pursuant to these drafts, a filing-based regulatory system will be applied to both “direct overseas offering and listing” and “indirect overseas offering and listing” of PRC domestic companies.
Our Directors are of the view that, after consulting our PRC legal counsel, assuming the draft Overseas Listing Regulations were adopted in the current forms, we and the VIEs would be able to comply with the Overseas Listing Regulations and do not foresee any material legal impediment in completing the filing procedure with the CSRC for the proposed Listing under such new rules, primarily on the basis that we and the VIEs are not aware of any specific circumstance of our Group which falls into the circumstances stipulated in Article 7 of the draft Administrative Provisions that prohibit a domestic company from conducting an overseas listing. We and the VIEs believe that the draft Overseas Listing Regulations would not have a material adverse impact on our business operations, the Contractual Arrangements or the proposed Listing.
Furthermore, in a press conference held by the NDRC on January 18, 2022, a spokesperson made it clear that Article 6 of Interpretation Notes of the Special Management Measures for the Entry of Foreign Investment (Negative List) (2021 version) (“Article 6 of the 2021 Negative List”) shall only apply to the situations where a domestic enterprise seeks a direct overseas listing. Therefore, our Directors are of the view that the requirements stipulated in Article 6 of the 2021 Negative list are currently not applicable to our proposed dual primary listing on the Hong Kong Stock Exchange with the VIE structure.
As of the date this prospectus supplement, we and the VIEs have not received any formal inquiry, notice, warning, sanction, or any regulatory objection to the Listing from the CSRC or any other PRC regulatory agencies that have jurisdiction over our operations.
See also “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in China — The filing, approval or other administrative requirements of the CSRC or other PRC government authorities may be required in connection with the Introduction under PRC law” and “Item 4. Information of the Company — Regulations — M&A Rules and Overseas Listings” in the 2021 Form 20-F.
Cybersecurity Review
On December 28, 2021, the Cyberspace Administration of China, or the CAC, together with several other governmental authorities, jointly released the Cybersecurity Review Measures, which took effect on February 15, 2022. Pursuant to the Cybersecurity Review Measures, the purchase of network products and services by an operator of critical information infrastructure or the data processing activities of a network platform operator that affect or may affect national security will be subject to a cybersecurity review. In addition, network platform operators with personal information of over one million users shall be subject to cybersecurity review before listing abroad. On November 14, 2021, the CAC published the Administration Regulations on Cyber Data Security (Draft for Comments) (the “Draft Administration Regulations on Cyber Data Security”), which provide the circumstances under which data processors shall apply for cybersecurity review and comprehensive requirements on the full lifecycle of data (including but not limited to personal information) processing within the PRC. As of the date of this prospectus supplement, the Draft Administration Regulations on Cyber Data Security have not been formally adopted. It is uncertain when the final regulations will be issued and take effect, how they will be enacted, interpreted and implemented, and whether or to what extent they will affect us. As of the date of this prospectus supplement, we and the VIEs have not been involved in any material investigations, inquiries, or sanctions in relation to cybersecurity or data security or any cybersecurity review initiated by CAC or any other relevant PRC government authorities.
Considering that (i) the volume of personal information processed by us and the VIEs is far lower than the volume threshold of one million users, (ii) for operations in the PRC, we and the VIEs do not transfer important data and personal information overseas as we and the VIEs only use servers within the PRC to store data and do not allow foreign users to access data stored within the PRC, (iii) for the overseas business operation, we provide the cloud storage services for our customers in a localized approach outside the PRC, and (iv) we and the VIEs have not been informed, approached or designated as an operator of critical information infrastructure under the applicable PRC laws and regulations by any PRC governmental authorities as of the date of this prospectus supplement, we believe that no member of our Group is a critical information infrastructure operator, and the Measures for the Security Assessment of Cross-Border Data Transfer do not apply to our Group at the present stage.
Our Directors are of the view that, after consulting our PRC legal counsel, if the Draft Administration Regulations on Cyber Data Security were implemented in the current form, we and the VIEs would be able to comply with such regulations in all material respects, and such regulations would not have any material adverse effect on the Company’s business operations or the proposed Listing on the basis that: (i) we and the VIEs have implemented necessary measures to ensure user privacy and data security and to comply with applicable cybersecurity and data privacy laws and regulations as disclosed in “Business — Data Privacy and Security” in Exhibit 99.1 to the Supplemental 6-K; (ii) as of the date of this prospectus supplement, we and the VIEs have not been subject to any material investigation, inquiry, or sanction in relation to cybersecurity or data privacy or any cybersecurity review from the CAC or any other relevant PRC government authority; (iii) in 2019, 2020, 2021, the first half of 2022 and up to the date of this prospectus supplement, we and the VIEs have not been subject to any material fines or other material penalties due to non-compliance with cybersecurity or data privacy laws or regulations; and (iv) we and the VIEs will closely monitor and assess further regulatory developments regarding cybersecurity and data privacy laws, including the development of cybersecurity review, and comply with the latest regulatory requirements.
See also “Risk Factors — Risks Relating to Our Business and Industry — We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection, and user attitude toward data privacy and protection. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations” and “Regulations — Recent Regulatory Developments — Cybersecurity Review” in the Exhibit 99.1 to the Supplemental 6-K.
Implication of the Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is enacted, beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 15, 2022, the PCAOB released a statement confirming it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong, and it issued the 2022 HFCAA Determination Report to vacate its previous determinations to the contrary. Accordingly, our auditor is no longer identified as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. The PCAOB is continuing to demand complete access, and it will act immediately to reconsider such determinations should China obstruct, or otherwise fail to facilitate the PCAOB’s access, at any time. Therefore, there is no guarantee that our auditor would not be identified again by the PCAOB in the future as a registered public accounting firm that the PCAOB is unable to inspect or investigate completely. In such event, we would again be subject to the trading prohibition under the HFCAA if we were so identified by the SEC for three consecutive years, or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is enacted. For the details of the risks associated with the enactment of the HFCAA, see “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be delisted and our ADSs and shares prohibited from trading on a national securities exchange or through any other method that is within the jurisdiction of the SEC to regulate, including through over-the-counter trading under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” and “Risk Factors — Risks Relating to Doing Business in China — The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in two consecutive non-inspection years” in this prospectus supplement.
Our Holding Company Structure and the VIE Contractual Arrangements
Kingsoft Cloud Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our PRC subsidiaries, the VIEs and their subsidiaries. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.
In addition, our subsidiaries in China are permitted to pay dividends to us only out of their retained earnings. In accordance with PRC company laws, the VIEs and their subsidiaries and PRC subsidiaries in China must make appropriations from their after-tax profit to fund certain statutory reserve funds until such reserve funds reach 50% of their respective registered capital. In addition, each of our PRC subsidiaries, the VIEs and their subsidiaries may allocate a portion of its after-tax profits to a discretionary surplus fund at its discretion. Remittance of dividends by our PRC subsidiaries out of China is subject to examination by the banks designated by SAFE.
As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fundraising activities to our PRC subsidiaries only through loans or capital contributions, and to the VIEs only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. See “Item 3. Key Information — 3.D. Risk Factor — Risks Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offshore securities offerings to make loans or additional capital contributions to our PRC subsidiaries and from making loans to the VIEs, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2021 Form 20-F. As a result, there is uncertainty with respect to our ability to provide prompt financial support to our PRC subsidiaries, the VIEs and their subsidiaries when needed. Notwithstanding the foregoing, our PRC subsidiaries may use their own retained earnings (rather than Renminbi converted from foreign currency denominated capital) to provide financial support to the VIEs either through entrustment loans from our PRC subsidiaries to the VIEs and their subsidiaries or direct loans to such VIEs’ nominee shareholders, which would be contributed to the consolidated variable entity as capital injections. Such direct loans to the nominee shareholders would be eliminated in our consolidated financial statements against the VIEs’ share capital.
Transfer of Funds and Other Assets
Under relevant PRC laws and regulations, we are permitted to remit funds to the VIEs through loans rather than capital contributions. Translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this section headed “Transfer of Funds and Other Assets” are made at RMB6.3726 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 30, 2021.
As of December 31, 2021, Kingsoft Cloud Holdings Limited had made cumulative capital contributions of RMB5,328 million (US$836 million) to our PRC subsidiaries through intermediate holding company, and were accounted as long-term investments of Kingsoft Cloud Holdings Limited. As of December 31, 2021, the loan balance owed under the VIE agreements was RMB3,385 million (US$531 million). In 2019, 2020 and 2021, the VIEs and their subsidiaries transferred RMB53.4 million, RMB24.9 million and RMB20.2 million (US$ 3.2 million), respectively, to our PRC subsidiaries as payment or prepayment of service fees. Beijing Kingsoft Cloud and Yunxiang Zhisheng, our PRC subsidiaries, provided the VIEs and their subsidiaries with technical support, consulting services and other services related to the business of VIEs and their subsidiaries, including business management, daily operations, strategic planning, among others.
As of December 31, 2020 and 2021, the prepayment of service fees from the VIEs and their subsidiaries to our PRC subsidiaries amounted to nil and nil, respectively. As of December 31, 2020 and 2021, the outstanding balance of service fees owed by the VIEs and their subsidiaries to our PRC subsidiaries amounted to RMB311.0 million and RMB333.8 million (US$52.4 million), respectively. There were no other assets transferred between the VIEs and their subsidiaries and non-VIEs in 2019, 2020 and 2021.
Kingsoft Cloud Holdings Limited has not previously declared or paid any cash dividend or dividend in kind, and has no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. — Financial Information — 8.A. Consolidated Statements and Other Financial Information — Dividend Policy” in the 2021 Form 20-F.
For the purpose of illustration, the below table reflects the hypothetical taxes that might be required to be paid within China, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Taxation Scenario(1) Statutory Tax and Standard Rates
Hypothetical pre-tax earnings(2)	100%
Tax on earnings at statutory rate of 25%	(25)%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%(3)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
The tax calculation has been simplified for the purpose of this example. The hypothetical book pre-tax earnings amount, which does not consider timing differences, is assumed to equal the taxable income in the PRC.

(2)
Under the terms of the VIE agreements, sales service fees are charged by our PRC subsidiaries to the VIEs and their subsidiaries. For all the periods presented, these fees are recognized as cost of revenues of the VIEs and their subsidiaries with a corresponding amount as service income by our PRC subsidiaries and eliminated in consolidation. For income tax purposes, our PRC subsidiaries, VIEs and their subsidiaries file income taxes on a separate company basis. The fees paid are recognized as a tax deduction by the VIEs and their subsidiaries and as income by our PRC subsidiaries and are tax neutral. Upon the instance that the VIEs and their subsidiaries reach a cumulative level of profitability, because our PRC subsidiaries occupy certain trademarks and copyrights, the agreements will be updated to reflect charges for such trademarks and copyrights usage on the basis that they will qualify for tax neutral treatment.

(3)
China’s Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a Foreign Invested Enterprise (“FIE”) to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with China providing for such lower 5% rate, subject to a qualification review at the time of the distribution. For the purpose of this hypothetical example, this table has been prepared based on a taxation scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIEs and their subsidiaries will be distributed as fees to our PRC subsidiaries under tax neutral contractual arrangements. If in the future, the accumulated earnings of the VIEs and their subsidiaries exceed the fees paid to our PRC subsidiaries, or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities, we have other tax-planning strategies that can be deployed on a tax neutral basis.
Should all tax planning strategies fail, the VIEs and their subsidiaries could, as a matter of last resort, make a non-deductible transfer to our PRC subsidiaries for the amounts of the stranded cash in the VIEs and their subsidiaries. This would result in the double taxation of earnings: one at the VIE level (for non-deductible expenses) and one at the PRC subsidiary level (for presumptive earnings on the transfer). Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.63% of the pre-tax income. Our management is of the view that the likelihood that this scenario would happen is remote.
Condensed Consolidating Schedule
The following tables present the summary statements of operations for Kingsoft Cloud Holdings Limited, its WFOEs, its subsidiaries other than WFOEs, and its VIEs and their subsidiaries for the periods presented.
	For the Year Ended December 31, 2019
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Third-party revenues	—	—	76,463	3,879,890	—	3,956,353
Intra-Group revenues(1)	—	53,426	—	2,462	(55,888)	—
Total revenues	—	53,426	76,463	3,882,352	(55,888)	3,956,353
Third-party costs and expenses	(6,734)	(352,893)	(102,690)	(4,637,570)	—	(5,099,887)
Intra-Group costs and expenses(1)	—	—	(21,232)	(72,520)	93,752	—
Total costs and expenses	(6,734)	(352,893)	(123,922)	(4,710,090)	93,752	(5,099,887)
Operating loss	(6,734)	(299,467)	(47,459)	(827,738)	37,864	(1,143,534)
Income (loss) from non-operations	40,940	63,118	70,289	(142,606)	594	32,335
Share of loss of subsidiaries	(377,995)	—	—	—	377,995	—
Contractual interests in VIEs and VIEs’ subsidiaries(3)	(767,410)	—	—	—	767,410	—
Net loss	(1,111,199)	(236,349)	22,830	(970,344)	1,183,863	(1,111,199)

	For the Year Ended December 31, 2020
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Third-party revenues	—	—	378,606	6,198,701	—	6,577,307
Intra-Group revenues(1)	—	95,925	—	178,457	(274,382)	—
Total revenues	—	95,925	378,606	6,377,158	(274,382)	6,577,307
Third-party costs and expenses	(27,052)	(350,020)	(195,238)	(7,212,247)	—	(7,784,557)
Intra-Group costs and expenses(1)	—	—	(175,218)	(95,656)	270,874	—
Total costs and expenses	(27,052)	(350,020)	(370,456)	(7,307,903)	270,874	(7,784,557)
Operating loss	(27,052)	(254,095)	8,150	(930,745)	(3,508)	(1,207,250)
Income (loss) from non-operations	45,886	92,692	104,497	7,837	(5,860)	245,052
Share of loss of subsidiaries	(171,421)	—	—	—	171,421	—
Contractual interests in VIEs and VIEs’ subsidiaries(3)	(809,672)	—	—	—	809,672	—
Net loss	(962,259)	(161,403)	112,647	(922,908)	971,725	(962,198)
	For the Year Ended December 31, 2021
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Third-party revenues	—	—	1,304,250	7,756,534	—	9,060,784
Intra-Group revenues(1)	—	21,569	30,078	215,609	(267,256)	—
Total revenues	—	21,569	1,334,328	7,972,143	(267,256)	9,060,784
Third-party costs and expenses	(40,913)	(301,675)	(1,104,063)	(9,426,525)	—	(10,873,176)
Intra-Group costs and expenses(1)	—	(7,928)	(150,925)	(39,773)	198,626	—
Total costs and expenses	(40,913)	(309,603)	(1,254,988)	(9,466,298)	198,626	(10,873,176)
Operating loss	(40,913)	(288,034)	79,340	(1,494,155)	(68,630)	(1,812,392)
Income (loss) from non-operations	34,343	219,528	40,917	(62,749)	(11,403)	220,636
Share of loss of subsidiaries	(121,100)	—	—	—	121,100	—
Contractual interests in VIEs and VIEs’ subsidiaries(3)	(1,461,042)	—	—	—	1,461,042	—
Net loss	(1,588,712)	(68,506)	120,257	(1,556,904)	1,502,109	(1,591,756)
The following tables present the summary balance sheet data for the Kingsoft Cloud Holdings Limited, its WFOEs, its subsidiaries other than WFOEs, and its VIEs and their subsidiaries as of the dates presented.
	As of December 31, 2020
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Current Assets:
Cash and cash equivalents	68,012	459,402	1,467,752	1,429,508	—	3,424,674
Restricted cash	—	—	—	—	—	—

	As of December 31, 2020
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Accounts receivable, net	—	—	76,558	2,258,313	—	2,334,871
Short-term investments	217,448	—	2,475,571	—	—	2,693,019
Prepayments and other assets	266,280	—	—	630,121	(9,315)	887,086
Amounts due from related parties	—	715	78	204,275	—	205,068
Total current assets	551,740	460,117	4,019,959	4,522,217	(9,315)	9,544,718
Non-current assets:
Property and equipment, net	—	150,865	78,305	1,727,620	—	1,956,790
Intangible assets, net	—	—	1,593	14,980	—	16,573
Prepayments and other assets	—	—	1,846	9,978	—	11,824
Goodwill	—	—	—	—	—	—
Equity investments	—	—	40,332	86,251	—	126,583
Investments in subsidiaries	—	—	—	—	—
Amounts due from related parties	—	1,046	—	4,712	—	5,758
Operating lease right-of-use assets	—	51,420	5,210	210,338	—	266,968
Deferred tax assets	—	—	—	—	—	—
Total non-current assets	—	203,331	127,286	2,053,879	—	2,384,496
Amounts due from Kingsoft Cloud Holdings Limited	—	1,686	—	6	(1,692)	—
Amounts due from subsidiaries (other than WFOEs)	7,883,060	3,738,875	—	249,551	(11,871,486)	—
Amounts due from WFOEs	100,000	—	843,988	1,382,035	(2,326,023)	—
Amounts due from VIEs and VIEs’ subsidiaries	—	5,567,686	2,703,392	—	(8,271,078)	—
Amounts due from group companies	7,983,060	9,308,247	3,547,380	1,631,592	(22,470,279)	—
Total assets	8,534,800	9,971,695	7,694,625	8,207,688	(22,479,594)	11,929,214
Current Liabilities:
Accounts payable	—	—	43,927	2,013,428	—	2,057,355
Accrued expenses and other liabilities	256,630	31,024	36,413	521,307		845,374
Short-term bank loans	—	—	—	278,488	—	278,488
Long-term bank loan, current portion	—	—	—	74,351	—	74,351
Income tax payable	2,524	—	17,995	45	—	20,564
Amounts due to related parties	407	55,796	—	56,795		112,998
Current operating lease liabilities	—	16,593	3,615	56,261	—	76,469
Total current liabilities	259,561	103,413	101,950	3,000,675	—	3,465,599
Non-current Liabilities:
Deferred tax liabilities	—	—	—	29	—	29

	As of December 31, 2020
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Other liabilities	33,558	—	—	7,020	—	40,578
Non-current operating lease liabilities	—	35,118	1,828	146,012	—	182,958
Amounts due to related parties	—	—	—	—	—	—
Total non-current liabilities	33,558	35,118	1,828	153,061	—	223,565
Amounts due to Kingsoft Cloud Holdings Limited	—	100,000	7,883,060	—	(7,983,060)	—
Amounts due to subsidiaries (other than WFOEs)	—	843,988	—	2,703,460	(3,547,448)	—
Amounts due to WFOEs	1,686	—	3,738,875	5,567,686	(9,308,247)	—
Amounts due to VIEs and VIEs’ subsidiaries	6	1,382,035	249,458	—	(1,631,499)	—
Amounts due to group companies	1,692	2,326,023	11,871,393	8,271,146	(22,470,254)	—
Total liabilities	294,811	2,464,554	11,975,171	11,424,882	(22,470,254)	3,689,164
	As of December 31, 2021
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Current Assets:
Cash and cash equivalents	69,393	429,543	1,508,945	2,209,647	—	4,217,528
Restricted cash	—	—	149,389	89,704	—	239,093
Accounts receivable, net	—	—	400,115	3,170,860	—	3,570,975
Short-term investments	1,029,472	—	1,461,584	—	—	2,491,056
Prepayments and other assets	53,618	51,339	674,714	907,350	—	1,687,021
Amounts due from related parties	—	715	22,291	184,137	—	207,143
Total current assets	1,152,483	481,597	4,217,038	6,561,698	—	12,412,816
Non-current assets:
Property and equipment, net	—	103,728	103,282	2,157,093	—	2,364,103
Intangible assets, net	—	—	1,076,105	93,662	—	1,169,767
Prepayments and other assets	—	—	2,030	27,036	—	29,066
Goodwill	—	—	4,561,033	64,082	—	4,625,115
Equity investments	—	—	44,922	162,244	—	207,166
Investments in subsidiaries(2)	5,328,424	—	—	—	(5,328,424)	—
Amounts due from related parties	—	1,046	—	4,712	—	5,758
Operating lease right-of-use assets	—	42,372	29,171	184,908	—	256,451
Deferred tax assets	—	—	7,798	—	—	7,798

	As of December 31, 2021
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Total non-current assets	5,328,424	147,146	5,824,341	2,693,737	(5,328,424)	8,665,224
Amounts due from Kingsoft Cloud Holdings Limited	—	4,840	—	6	(4,846)	—
Amounts due from subsidiaries (other than WFOEs)	5,408,311	7,749,887	—	258,796	(13,416,994)	—
Amounts due from WFOEs	100,000	—	1,056,356	1,898,626	(3,054,982)	—
Amounts due from VIEs and VIEs’ subsidiaries	—	6,696,195	2,388,227	—	(9,084,422)	—
Amounts due from group companies	5,508,311	14,450,922	3,444,583	2,157,428	(25,561,244)	—
Total assets	11,989,218	15,079,665	13,485,962	11,412,863	(30,889,668)	21,078,040
Current Liabilities:
Accounts payable	—	—	205,145	2,733,487		2,938,632
Accrued expenses and other liabilities	182,075	42,875	790,022	1,208,868	—	2,223,840
Short-term bank loans	—	—	—	1,348,166	—	1,348,166
Long-term bank loan, current portion	—	—	—	—	—	—
Income tax payable	3,307	—	55,884	1,026	—	60,217
Amounts due to related parties	829	37,875	—	797,731	—	836,435
Current operating lease liabilities	—	22,625	15,293	70,672	—	108,590
Total current liabilities	186,211	103,375	1,066,344	6,159,950	—	7,515,880
Non-current Liabilities:
Deferred tax liabilities	—	—	205,889	—	—	205,889
Other liabilities	1,194,212	—	31,490	6,975	—	1,232,677
Non-current operating lease liabilities	—	26,087	11,145	121,057	—	158,289
Amounts due to related parties	—	—	—	472,882	—	472,882
Total non-current liabilities	1,194,212	26,087	248,524	600,914	—	2,069,737
Amounts due to Kingsoft Cloud Holdings Limited	—	100,000	5,408,311	—	(5,508,311)	—
Amounts due to subsidiaries (other than WFOEs)	—	1,056,356	—	2,388,276	(3,444,632)	—
Amounts due to WFOEs	4,840	—	7,749,887	6,696,195	(14,450,922)	—
Amounts due to VIEs and VIEs’ subsidiaries	6	1,898,626	258,645	—	(2,157,277)	—
Amounts due to group companies	4,846	3,054,982	13,416,843	9,084,471	(25,561,142)	—
Total liabilities	1,385,269	3,184,444	14,731,711	15,845,335	(25,561,142)	9,585,617

The following tables present the summary cash flow data for Kingsoft Cloud Holdings Limited, its WFOEs, its subsidiaries other than WFOEs, and its VIEs and their subsidiaries and other entities for the periods presented.
	For the Year Ended December 31, 2019
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash (used in) generated from operating activities	(2,538,479)	643,030	2,241,695	(785,378)	—	(439,132)
Net cash generated from (used in) investing activities	2,166,312	(697,067)	(446,084)	(836,981)	697,067	883,247
Net cash generated from (used in) financing activities	370,294	—	(1,226,822)	1,618,102	(697,067)	64,507
	For the Year Ended December 31, 2020
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash (used in) generated from operating activities	(6,203,310)	3,034,938	3,711,418	(833,479)	—	(290,433)
Net cash generated from (used in) investing activities	(218,674)	(2,623,601)	(2,623,692)	(1,471,637)	2,623,601	(4,314,003)
Net cash generated from (used in) financing activities	5,945,666	—	—	2,802,088	(2,623,601)	6,124,153
	For the Year Ended December 31, 2021
	Kingsoft Cloud Holdings Limited	WFOEs	Subsidiaries (other than WFOEs)	VIEs and their subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash (used in) generated from operating activities	1,178,019	(555,213)	(372,927)	(958,748)	—	(708,869)
Net cash generated from (used in) investing activities	(1,179,393)	(431,000)	645,001	(843,586)	1,387,355	(421,623)
Net cash generated from (used in) financing activities	(815)	956,355	31,739	2,612,563	(1,387,355)	2,212,487

Notes:
(1)
It represents the intra-group transaction charge under a series of commercial agreements among the Company’s WFOEs, subsidiaries, VIEs and VIEs’ subsidiaries.

(2)
It represents the Company’s investments in Camelot, the Company’s subsidiaries.

(3)
It represents the primary beneficiary’s share of loss generated from the VIEs and their subsidiaries.

Restrictions on Foreign Exchange and the Ability to Transfer Cash between Entities, Across Borders and to U.S. Investors
Kingsoft Cloud Holdings Limited’s ability to pay dividends, if any, to its shareholders and ADS holders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets offshore to Kingsoft Cloud Holdings Limited. In particular, under the current effective PRC laws and regulations, dividends may be paid only out of distributable profits.

Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. As a result, our PRC subsidiaries may not have sufficient distributable profits to pay dividends to us in the near future.
Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in our ADSs. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Kingsoft Cloud Holdings Limited. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
For PRC and United States federal income tax consideration of an investment in our ordinary shares or ADSs, see “Item 10. Additional Information — 10.E. Taxation” in the 2021 Form 20-F and the section headed “Taxation” in this prospectus supplement.
The Listing
On May 8, 2020, we listed our ADSs on the Nasdaq Global Select Market under the symbol “KC.” We have applied for a listing of our ordinary shares by way of introduction on the Main Board under Chapter 7 (Equity Securities) of the Hong Kong Listing Rules. Dealings in our ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars. Our ordinary shares will be traded on the Hong Kong Stock Exchange in board lots of 2,000 ordinary shares under the stock code “3896.”
Fungibility and Exchanges between ADSs and Ordinary Shares
In connection with the Listing, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between the Nasdaq and the Hong Kong Stock Exchange, we intend to move all our issued ordinary shares from our Cayman share register to our Hong Kong Share Registrar. Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa.
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance requirements.

Corporation Information
Our corporate headquarters is located at Building E, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road, Haidian District, Beijing, 100085, the People’s Republic of China. Our telephone number at this address is +86-10-6292-7777. Our registered office in the Cayman Islands is located at the office of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
You can also find information on ir.ksyun.com. The information contained on our website is not a part of this prospectus supplement. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

RISK FACTORS
An investment in our ordinary shares involves significant risks. You should carefully consider the risks described below together with the risks described in our 2021 Form 20-F, the updated and supplemental risk factors contained in Exhibit 99.1 to the Supplemental 6-K, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our ordinary shares could decline, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Related to Doing Business in China
Our ADSs may be delisted and our ADSs and shares prohibited from trading on a national securities exchange or through any other method that is within the jurisdiction of the SEC to regulate, including through over-the-counter trading under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.
As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, the Holding Foreign Companies Accountable Act, or the HFCAA has been signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADS from being traded on a national securities exchange or in the over-the counter trading market in the U.S. Accordingly, under the current law this could happen in 2024.
On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA (the “Final Amendments”). The Final Amendments include requirements to disclose information, including the auditor name and location, the percentage of shares of the issuer owned by governmental entities, whether governmental entities in the applicable foreign jurisdiction with respect to the auditor has a controlling financial interest with respect to the issuer, the name of each official of the Chinese Communist Party who is a member of the board of the issuer, and whether the articles of incorporation of the issuer contains any charter of the Chinese Communist Party. The Final Amendments also establish procedures the SEC will follow in identifying issuers and prohibiting trading by certain issuers under the HFCAA.
On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. In June 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with our filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021.
On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, which contains provisions that, if abided by, would give the PCAOB access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely. Despite of the detailed and specific requirements as prescribed in the agreement, if the PCAOB were unable to inspect or investigate completely the registered public accounting firms located in foreign jurisdictions, issuers that use those firms for three consecutive years may still face prohibitions on their securities trading in the U.S.. On December 15, 2022, the PCAOB released a statement confirming it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong, and it issued the 2022 HFCAA Determination Report to vacate its previous determinations to the contrary. Accordingly, our auditor is no longer identified as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. The PCAOB is continuing to demand complete access, and it will act immediately to reconsider such determinations should China obstruct, or otherwise fail to facilitate the PCAOB’s access, at any time. Therefore, there is no guarantee that our auditor would not be identified again by the PCAOB in the future as a registered public accounting firm that the PCAOB is unable to inspect or investigate completely. In such event, we would again be subject to the trading prohibition under the HFCAA if we were so identified by the SEC for three consecutive years.
The HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditor is subject to substantial uncertainty and depends on a number of factors out of our control. If we are unable to meet the PCAOB inspection requirement for three consecutive years, we could be delisted from the Nasdaq Stock Market and our ADSs will not be permitted for trading “over-the-counter” either. Such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ordinary shares and the ADSs. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in two consecutive non-inspection years.
On June 22, 2021, the U.S. Senate passed a bill known as the Accelerating Holding Foreign Companies Accountable Act, to amend Section 104(i) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7214(i)) to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded over-the-counter if the auditor of the registrant’s financial statements is not subject to PCAOB inspection for two consecutive years, instead of three consecutive years as currently enacted in the HFCAA. On December 22, 2022, the Accelerating Holding Foreign Companies Accountable Act was passed as part of the recently passed fiscal year 2023 omnibus spending legislation, and pending signature by the President of the United States to make such amendment into law. It is unclear when the U.S. President will sign on the bill, or at all.
In the case that the bill becomes the law, it will reduce the time period before our ADSs could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from three non-inspection years to two non-inspection years.
Risks Related to Our Shares, Our ADSs and the Listing
The price and trading volume of our ordinary shares and the ADSs may be volatile, which could lead to substantial losses to investors.
The trading price and volume of the ADSs has been volatile. Since the ADSs started to trade on the Nasdaq Global Select Market on May 8, 2020, and up to the Latest Practicable Date, the trading price of our ADSs has ranged from US$1.77 to US$74.67 per ADS, and the daily trading volume of our ADSs has ranged from 0.4 million to 68.9 million. As of the Latest Practicable Date, the closing trading price of our ADSs was US$3.61 per ADS, and the trading volume of our ADSs was 2.13 million. The trading price of the ADSs could continue to fluctuate widely due to factors beyond our control. The trading price and volume of our ordinary shares, likewise, can be volatile for similar or different reasons. In particular, the business and performance and the market price and volume of the shares of other companies engaging in similar business to ours or those with operations located mainly in China that have listed their securities in Hong Kong or the United States may affect the price and trading volume of our ordinary shares and the ADSs. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies’ securities after their offerings, including technology companies and transaction service platforms, may affect the attitudes of investors toward Chinese companies listed in Hong Kong and/or the United States, which consequently may impact the trading performance of our ordinary shares and/or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to the Group’s operating performance. In addition, a portion of our ADSs may be traded by short sellers, which may further increase the volatility of the trading price of our ADSs. All these fluctuations and incidents may have a material and adverse effect on the trading price of our ordinary shares and/or our ADSs.
In addition to market and industry factors, the price and trading volume of our ordinary shares and the ADSs may be highly volatile for factors specific to our own operations, including the following:
•
macro-economic factors in China;

•
variations in our revenues, earnings, or cash flow;

•
fluctuations in operating metrics;

•
announcements of new investments, acquisitions, strategic partnerships, capital raisings or capital commitments or joint ventures by us or our competitors;

•
announcements of new offerings, solutions and services and expansions by us or our competitors;

•
changes in financial estimates by securities analysts;

•
detrimental negative publicity about us, our services or our industry;

•
announcements of new regulations, rules or policies relevant to our business;

•
additions or departures of key personnel;

•
allegations of a lack of effective internal control over financial reporting, inadequate corporate governance policies, or allegations of fraud, among other things, involving China-based issuers;

•
our major shareholders’ business performance and reputation;

•
release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•
regulatory developments affecting us or our industry;

•
political or trade tensions between the United States and China;

•
actual or potential litigation or regulatory investigations;

•
any share repurchase program;

•
proceedings instituted by the SEC against PRC-based accounting firms, including our independent registered public accounting firm;

•
fluctuations of exchange rates among Renminbi, the Hong Kong dollar and the U.S. dollar; and

•
sales or perceived potential sales of additional ordinary shares or ADSs.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares or the ADSs will trade. Furthermore, the stock exchanges on which our ordinary shares and the ADSs are traded in general experience price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our ordinary shares or the ADSs.
In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether successful or not, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our securities, the market price for our ordinary shares and the ADSs and trading volume could decline.
The trading market for our ordinary shares and the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares or the ADSs or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares or the ADSs would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly and timely, we could lose visibility and attractiveness in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares or the ADSs to decline.
Substantial future sales or perceived sales of our ordinary shares or the ADSs in the public market following the Listing could materially and adversely affect the price of our ordinary shares or the ADSs.
Sales of our ordinary shares or the ADSs in the public market, or the perception that these sales could occur, could cause the market price of our securities to decline. Shares held by our existing shareholders may be available for sale subject to the volume and other restrictions as applicable provided in Rules 144 and 701 under the Securities Act and the applicable lock-up agreements, including those entered into in connection with the Listing. We cannot predict what effect, if any, market sales of securities held by our significant shareholders, management team or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares or the ADSs.
Techniques employed by short sellers may drive down the market price of our ordinary shares or the ADSs.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. Short sellers hope to profit from a decline in the price of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as short sellers expect to pay less in that purchase than they received in the sale. As it is in the short sellers’ interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.
Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or enforcement actions by the SEC or other U.S. authorities. It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in our ordinary shares or the ADSs could be greatly reduced or even rendered worthless.
Because we do not expect to pay dividends in the foreseeable future after the Listing, you must rely on a price appreciation of our ordinary shares or the ADSs for a return on your investment.
We do not expect to pay any cash dividends in the foreseeable future after the Listing. Therefore, you should not rely on an investment in our ordinary shares or the ADSs as a source for any future dividend income. Our Board has complete discretion as to whether to distribute dividends, subject to Cayman Islands law. Even if our Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions (if any) received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board. Accordingly, the return on your investment in our ordinary shares or the ADSs will likely depend entirely upon any future price appreciation of such securities. There is no guarantee that our ordinary shares or the ADSs will appreciate in value after the Listing or even maintain the price at which you purchased them. You may not realize a return on your investment in our ordinary shares or the ADSs and you may even lose your entire investment.
Holders of the ADSs may not have the same voting rights as the holders of our ordinary shares and may not be able to exercise their right to direct how our ordinary shares represented by the ADSs are voted.
Holders of the ADSs do not have the same rights as our registered shareholders. Holders of the ADSs will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings and will only be able to exercise the voting rights that are carried by the underlying ordinary shares represented by the ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, holders of the ADSs may vote only by giving voting instructions to the depositary. If we instruct the depositary to ask holders of the ADSs for their instructions, then upon receipt of voting instructions from holders of the ADSs, the depositary will try, as far as practicable, to vote the underlying ordinary shares represented by the ADSs in accordance with the instructions. If we do not instruct the depositary to ask holders of the ADSs for their instructions, the depositary may still vote in accordance with instructions it receives, but it is not required to do so. Holders of the ADSs will not be able to directly exercise their right to vote with respect to the ordinary shares represented by the ADSs unless holders of the ADSs withdraw the shares and become the registered holder of such shares prior to the record date for the general meeting. Under the Articles, the minimum notice period required to be given by our Company to our registered shareholders for convening a general meeting is seven business days.
When a general meeting is convened, holders of the ADSs may not receive sufficient advance notice of the meeting to surrender their ADSs for the purpose of withdrawal of our ordinary shares represented by such ADSs and become the registered holder of such shares to allow them to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. In addition, under the Articles that will become effective immediately prior to completion of this listing, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent holders of the ADSs from surrendering ADSs for the purpose of withdrawing our ordinary shares represented by such ADSs and becoming the registered holder of such shares prior to the record date, so that they would not be able to attend the general meeting or to vote directly. If we ask for instructions, the depositary will notify holders of the ADSs of the upcoming vote and will arrange to deliver our voting materials to them. We have agreed to give the depositary at least 40 days’ prior notice of shareholder meetings. Nevertheless, there is no guarantee that holders of the ADSs will receive the voting materials in time to ensure that holders of the ADSs can instruct the depositary to vote the ordinary shares represented by their ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out voting instructions from holders of the ADSs. This means that holders of the ADSs may not be able to exercise their right to direct how our ordinary shares represented by their ADSs are voted and they may have no legal remedy if our ordinary shares represented by their ADSs are not voted as they have requested.
You may face difficulties in protecting your interests, and your ability to protect your rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law.
We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the Articles, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in Hong Kong or some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than Hong Kong or the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Moreover, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholder does not owe any such fiduciary duties to our Company or to our minority shareholders. Accordingly, our controlling shareholder may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit.
Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles, the register of mortgages and charges and any special resolutions passed by shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholder than they would as public shareholders of a company incorporated in the United States.
It may be difficult for overseas regulators to conduct investigations or collect evidence within China.
Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.
Certain judgments obtained against us by our shareholders may not be enforceable.
We are an exempted company limited by shares incorporated under the laws of the Cayman Islands and substantially all of our assets are located outside of Hong Kong or the United States. Substantially all of our current operations are conducted in China. In addition, some of our current directors and officers are nationals and residents of countries and regions other than Hong Kong or the United States. Most of the assets of these persons are located outside Hong Kong or the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in Hong Kong or the United States in the event that you believe that your rights have been infringed under Hong Kong laws or the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.
Holders of the ADSs may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our ordinary shares provides that, to the fullest extent permitted by law, holders of the ADS waive the right to a jury trial for any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.
If we or the depositary were to oppose a jury trial based on this waiver, the court would have to determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, or by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this would be the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.
If owners or holders of the ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, owners or holders of the ADSs may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including outcomes that could be less favorable to the plaintiff(s) in any such action.
Nevertheless, if this jury trial waiver is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs serves as a waiver by any owners or holders of the ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Holders of the ADSs may experience dilution of their holdings due to the inability to participate in rights offerings.
We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. However, we cannot make such rights available to holders of the ADSs in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not distribute rights to holders of the ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of the ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of the ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.
Holders of the ADSs may be subject to limitations on the transfer of the ADSs.
The ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems it expedient in connection with the performance of its duties. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of the ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
Our Articles give us power to take certain actions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their ordinary shares and the ADSs at a premium.
Our Articles contain provisions to limit the ability of others to acquire control of our Company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our Company in a tender offer or similar transaction. Subject to any applicable rules and regulations of authorities of places where securities of the Company are listed, and on the conditions that (a) no new class of shares with voting rights superior to those of the ordinary shares will be created; and (b) any variations in the relative rights as between the different classes will not result in the creation of a new class of shares with voting rights superior to those of the ordinary shares, our Board has the authority, without further action by our shareholders, to issue shares in one or more series and to fix their designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, including ordinary shares represented by ADSs.
However, our exercise of any such power that may limit the ability of others to acquire control of our Company or cause us to engage in change-of-control transactions under our Articles after the Listing will be subject to our overriding obligations to comply with all applicable Hong Kong laws and regulations, the Listing Rules, and the Codes on Takeovers and Mergers and Share Buy-backs.
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Select Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer, which may be difficult for overseas regulators to conduct investigation or collect evidence within China.
As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.
As a Cayman Islands exempted company listed on the Nasdaq, we are subject to corporate governance listing standards of Nasdaq. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have followed and intend to continue to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must have a majority of independent directors and that the audit committee consists of at least three members. To the extent that we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. In addition, if we are subject to listing standards or other rules or regulations of other jurisdictions in the future, those requirements may further change the degree of protection for our shareholders to the extent they differ from the Nasdaq listing standards applicable to U.S. domestic issuers.
You should read the entire prospectus supplement and the documents incorporated by reference in this prospectus supplement carefully, and we caution you not to place any reliance on any information contained in press articles or other media regarding us or the Listing.
Subsequent to the date of this prospectus supplement and the documents incorporated by reference in this prospectus supplement but prior to the completion of the Listing, there may be press and media coverage regarding us and the Listing, which may contain, among other things, certain financial information, projections, valuations and other forward-looking information about us and the Listing. We have not authorized the disclosure of any such information in the press or media and do not accept responsibility for the accuracy or completeness of such press articles or other media coverage. We make no representation as to the appropriateness, accuracy, completeness or reliability of any of the projections, valuations or other forward-looking information about us. To the extent such statements are inconsistent with, or conflict with, the information contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, we disclaim responsibility for them. Accordingly, prospective investors are cautioned to make their investment decisions on the basis of the information contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement only and should not rely on any other information.
You should rely solely upon the information contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, the Listing and any formal announcements made by us when making your investment decision regarding our ordinary shares. We do not accept any responsibility for the accuracy or completeness of any information reported by the press or other media, nor the fairness or appropriateness of any forecasts, views or opinions expressed by the press or other media regarding our ordinary shares, the Listing or us. We make no representation as to the appropriateness, accuracy, completeness or reliability of any such data or publication. Accordingly, prospective investors should not rely on any such information, reports or publications in making their decisions as to whether to invest in our Listing. By applying to purchase our ordinary shares in the Listing, you will be deemed to have agreed that you will not rely on any information other than that contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement.
Your investment in our ordinary shares or ADSs may be impacted if we are encouraged to issue CDRs in the future.
PRC government authorities have issued new rules that allow PRC technology companies listed outside China to list on the mainland stock market through the creation of Chinese Depositary Receipts, or CDRs. However, as the CDR mechanism is newly established, there are substantial uncertainties in the interpretation and implementation of these rules. We might consider and be encouraged by the evolving PRC governmental policies to issue CDRs and allow investors to trade our CDRs on PRC stock exchanges in the future. However, there are uncertainties as to whether a pursuit of CDRs in China would bring positive or negative impact on your investment in our ordinary shares or ADSs.
During the Bridging Period and 40 days immediately following it, our ordinary shares will not be accepted for deposit in our existing ADR facility, which will adversely affect investors’ ability to exchange ordinary shares for ADSs for trading in the United States.
The arbitrage trades conducted in the circumstances described in Exhibit 99.1 to the Supplemental 6-K by the Designated Dealer and the Alternate Designated Dealer will be conducted pursuant to Regulation S of the U.S. Securities Act and will not be registered under the U.S. Securities Act. As such, during the Bridging Period and the 40 days immediately following it, no ordinary shares will be accepted for deposit in our existing ADR facility. Because investors will be precluded from exchanging ordinary shares into ADSs for trading in the United States during the entire Designated Period and the 40 days immediately following it, the liquidity of and demand for our ordinary shares may adversely affected.

An active trading market for our ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our ordinary shares might fluctuate significantly.
Following the completion of the Listing, we cannot assure you that an active trading market for our ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for the ADSs on the Nasdaq Global Select Market might not be indicative of those of our ordinary shares on the Hong Kong Stock Exchange following the completion of the Listing. If an active trading market of our ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Listing, the market price and liquidity of our ordinary shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai, and Shenzhen stock exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and PRC investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai, and Shenzhen markets. Stock Connect allows PRC investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, PRC investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary or dual-primary listing on the Hong Kong Stock Exchange. It is unclear whether and when our ordinary shares of our Company, a company with a dual-primarily listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our ordinary shares for trading through Stock Connect will affect PRC investors’ ability to trade our ordinary shares and therefore may limit the liquidity of the trading of our ordinary shares on the Hong Kong Stock Exchange.
The liquidity of our ordinary shares on the Hong Kong Stock Exchange could be limited and the effectiveness of the Liquidity Arrangements is subject to limitations.
Our ordinary shares have not been traded on the Hong Kong Stock Exchange before the Listing and there could be limited liquidity in our ordinary shares on the Hong Kong Stock Exchange. We cannot assure you that an active trading market for our ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. In addition, there is no assurance that the price at which ordinary shares are traded on the Main Board of the Hong Kong Stock Exchange will be substantially the same as or similar to the per-share equivalent price at which our ADSs are traded on Nasdaq or that any particular volume of ordinary shares will trade on the Main Board of the Hong Kong Stock Exchange. If an active trading market of our ordinary shares in Hong Kong is not developed or is not sustained after the Listing, the market price and liquidity of our ordinary shares on the Hong Kong Stock Exchange could be materially and adversely affected.
Throughout the Designated Period, the Designated Dealer and the Alternate Designated Dealer intend to carry out arbitrage activities between the United States and Hong Kong markets subject to the applicable laws and regulations, including not to sell to persons in the U.S. when carrying out the arbitrage activities. We can offer no assurance that the Liquidity Arrangements will attain and/or maintain liquidity in our ordinary shares at any particular level on the Hong Kong Stock Exchange, nor is there assurance that an active trading market for our ordinary shares on the Hong Kong Stock Exchange will in fact develop.
The Liquidity Arrangements being implemented in connection with the Listing are not equivalent to price stabilization activities that are frequently undertaken in connection with initial public offering on the Hong Kong Stock Exchange or other markets.
The time required for the exchange between our ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of ordinary shares into ADSs involves costs.
There is no direct trading or settlement between the Nasdaq and the Hong Kong Stock Exchange on which our ADSs and ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of ordinary shares in exchange for the ADSs or the withdrawal of ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any exchange for ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
Upon the Listing, we will be subject to the Hong Kong Stock Exchange and the Nasdaq Global Select Market listing and regulatory requirements concurrently. The Nasdaq Global Select Market and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of our ordinary shares. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historic market prices of the ADSs may not be indicative of the performance of our securities (including our ordinary shares) after the Listing.
We may fail to meet our publicly announced guidance or other expectations about our business, which could cause our stock price to decline.
We may from time to time provide guidance regarding our expected financial and business performance. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process, and our guidance may not ultimately be accurate in all respects. Our guidance is based on certain assumptions, such as those relating to operating costs and expenses. If our guidance varies from actual results, the market value of our ordinary shares and/or ADSs could decline significantly.
There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of the ADSs or deposits in or withdrawals from the ADSs facility following our Listing of our ordinary shares on the Hong Kong Stock Exchange.
In connection with our Listing of ordinary shares in Hong Kong, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Listing and those that would be delivered upon surrender of ADSs for the purpose of withdrawals, will be registered on the Hong Kong share register, and the trading of these ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate deposits in and withdrawals from the ADS facility and trading between the Nasdaq Global Select Market and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.
Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.26% of the greater of the consideration for, or the value of, shares transferred, with 0.13% payable by each of the buyer and the seller.
To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or deposits in or withdrawals from ADSs facilities of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their common shares, including common shares represented by ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading of ADSs or deposits in or withdrawals from ADSs facilities of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered common shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to those transactions, the trading price and the value of your investment in our ordinary shares and/or the ADSs may be affected.
The deposit of our ordinary shares for delivery of ADSs and the surrender of ADSs for cancelation and withdrawal of our ordinary shares may adversely affect the liquidity or trading price of our securities.
The ADSs are currently traded on the Nasdaq Global Select Market. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our ordinary shares may deposit ordinary shares with the depositary for delivery of ADSs. Any holder of ADSs may also withdraw the underlying ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of ordinary shares are deposited with the depositary for delivery of ADSs or that a substantial number of ADSs are surrendered for cancelation and withdrawal of our ordinary shares, the liquidity and trading price of our ordinary shares on the Hong Kong Stock Exchange and the ADSs on the Nasdaq Global Select Market may be adversely affected.
The time required for the deposit of our ordinary shares for delivery of ADSs and the surrender of ADSs for cancelation and withdrawal of our ordinary shares might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and such actions may involve costs.
There is no direct trading or settlement between the Nasdaq Global Select Market and the Hong Kong Stock Exchange on which the ADSs and our ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of ordinary shares for delivery of the ADSs or the surrender of ADSs for cancelation and withdrawal of our ordinary shares. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any deposit of our ordinary shares for delivery of ADSs or surrender of ADSs for cancelation and withdrawal of our ordinary shares will be completed in accordance with the timelines that investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who deposit ordinary shares for delivery of ADSs or surrender ADSs for cancelation and withdrawal of our ordinary shares may not achieve the level of economic return they may anticipate.
We incur increased costs as a result of being a public company.
As a public company listed on the Nasdaq Stock Market, we incur and will continue to incur significant legal, accounting and other expenses for compliance with regulatory requirement. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Stock Market, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier.
In addition, we will also incur additional costs as a result of the Listing on the Hong Kong Stock Exchange. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements from regulatory authorities. In addition, we may incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to relevant rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.
We may be subject to securities litigation, which is expensive and could divert management attention.
Companies that have experienced volatility in the volume and market price of their shares have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.
Purchasers of our ordinary shares will incur immediate and significant dilution and may experience further dilution if we issue additional shares or other equity securities in the future, including pursuant to the share incentive schemes.
In order to expand our business, we may consider offering and issuing additional shares or other equity securities in the future. Purchasers of our ordinary shares may experience dilution in the net tangible asset value per share of their ordinary shares if we issue additional shares or other equity securities in the future at a price which is lower than the net tangible asset value per ordinary share at that time. Furthermore, we may issue ordinary shares pursuant to the share incentive schemes, which would further dilute shareholders’ interests in our Company.
There can be no assurance of the accuracy or completeness of certain facts, forecasts and other statistics obtained from various government publications, market data providers and other independent third-party sources, including the industry expert reports, contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement.
This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain information and statistics relating to our industry. Such information and statistics have been derived from third-party reports, either commissioned by us or publicly accessible, and other publicly available sources. We believe that the sources of the information are appropriate sources for such information, and we have taken reasonable care in extracting and reproducing such information. However, we cannot guarantee the quality or reliability of such source materials. The information has not been independently verified by us, the Joint Sponsors or any other party involved in the Listing, and no representation is given as to its accuracy. Collection methods of such information may be flawed or ineffective, or there may be discrepancies between published information and market practice, which may result in the statistics being inaccurate or not comparable to statistics produced for other economies. You should therefore not place undue reliance on such information. In addition, we cannot assure you that such information is stated or compiled on the same basis or with the same degree of accuracy as similar statistics presented elsewhere. In any event, you should consider carefully the importance placed on such information or statistics.
There is a significant risk that we will be a passive foreign investment company, or a PFIC, for 2023 or any future taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares or ADSs.
In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income; or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, certain investment gains and rents and royalties (other than certain rents and royalties derived in an active conduct of a trade or business). Cash is generally a passive asset for these purposes. Goodwill (the value of which may be determined by reference to the excess of the sum of the corporation’s market capitalization and liabilities over the book value of its assets) is generally characterized as an active asset to the extent it is associated with business activities that produce active income.
Based on the current composition of our income and assets and the estimated value of our assets, including goodwill, which we have based in part on our average market capitalization from January 1, 2022 through December 15, 2022, we do not expect to be a PFIC for our taxable year ending December 31, 2022. However, our PFIC status for any taxable year is an annual factual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the average value of our assets for the entire year. Because the value of our assets may be determined, in part, by reference to our market capitalization, which is volatile and has generally been in decline in 2022, and because we hold a substantial amount of cash and other passive assets, there is no assurance that we will not be a PFIC for 2022. In addition, if the value of our goodwill is determined by reference to our market capitalization, and if our market capitalization continues to be volatile or declines, the average value of our goodwill and other active assets may not be sufficiently large in relation to the average value of our passive assets so as to avoid PFIC status for any taxable year. As a result, there is a significant risk that we will be a PFIC for our taxable year ending December 31, 2023 and possibly future taxable years. Accordingly, we cannot express any expectation regarding our PFIC status for such years. Moreover, it is not entirely clear how the contractual arrangements between our PRC subsidiaries, the VIEs and the shareholders of the VIEs will be treated for purposes of the PFIC rules, and we may be or become a PFIC if the VIEs are not treated as owned by us for these purposes. Furthermore, the application of the PFIC rules is subject to certain uncertainties, such as the proper calculation of gross income for purposes of the PFIC rules (which may be different from the figures shown on our income statements). For these reasons, we can give no assurance regarding our PFIC status for any taxable year.
If we are a PFIC for any taxable year during which a U.S. investor owns ordinary shares or ADSs, the U.S. investor generally will be subject to adverse U.S. federal income tax consequences, including increased tax liability on disposition gains and “excess distributions” (subject to alternative treatment under certain elections), and certain reporting requirements. If we are a PFIC for any taxable year, these adverse tax consequences will generally continue to apply even if we cease to be a PFIC in a later taxable year, unless certain elections are made. See “Taxation — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

USE OF PROCEEDS
Neither we nor Kingsoft Corporation Limited will receive any proceeds from the lending of the ordinary shares registered hereunder.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2022, on an actual basis.
You should read this table in conjunction with our consolidated financial statements and related notes thereto in our 2021 Form 20-F, “Financial Information” in Exhibit 99.1 of the Supplemental 6-K and our unaudited condensed consolidated interim financial statements and the notes thereto included in our current report on Form 6-K furnished to the SEC on December 23, 2022. The 2021 Form 20-F and the Form 6-Ks are incorporated herein by reference.
	As of September 30, 2022
	RMB	US$
	(in thousands)
Shareholders’ Equity:
Ordinary shares	24,958	3,509
Treasury shares	(71,508)	(10,053)
Additional paid-in capital	18,512,795	2,602,488
Accumulated deficit	(9,608,058)	(1,350,679)
Accumulated other comprehensive income	589,241	82,834
Total Kingsoft Cloud Holdings Limited shareholders’ equity	9,447,428	1,328,099
Non-controlling interests	863,700	121,417
TOTAL SHAREHOLDERS’ EQUITY	10,311,128	1,449,516

PRINCIPAL SHAREHOLDERS
The following table sets forth information concerning the beneficial ownership of our ordinary shares as of December 15, 2022 by:
•
each of our directors and executive officers;

•
each person known to us to beneficially own more than 5% of our ordinary shares; and

The calculations in the table below are based on 3,805,284,801 ordinary shares outstanding as of December 15, 2022. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.
Ordinary Shares Beneficially Owned
	Number	%**
Directors and Executive Officers:†
Jun Lei(1)*	449,701,000	11.8
Tao Zou	—	—
Haijian He	*	*
Hangjun Ye	—	—
Shouxing Liang	*	*
Shouhu Wang	*	*
Tao Liu	*	*
Kaiyan Tian	*	*
Yifeng Qian	*	*
Mingto Yu	—	—
Hang Wang	—	—
Jingyuan Qu	—	—
All directors and executive officers as a group(2)	488,041,353	12.8
Principal Shareholders:	—	—
Kingsoft Corporation Limited(3)	1,423,246,584	37.4
Xiaomi Corporation(4)	449,701,000	11.8
First Trust Portfolios L.P.(5)	206,010,930	5.4

Notes:
*
Less than 1% of our total outstanding shares.

**
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of (i) 3,805,284,801, being the number of ordinary shares outstanding as of December 15, 2022, and (ii) the number of ordinary shares underlying share options held by such person or group that are exercisable and share awards that will become vested within 60 days after December 15, 2022.

†
The address of our directors and executive officers is Building E, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road, Haidian District Beijing, 100085, the People’s Republic of China.

(1)
Mr. Lei has the majority voting power in Xiaomi Corporation and is deemed to beneficially own our shares held by Xiaomi Corporation.

(2)
Including an aggregate of 38,340,353 ordinary shares underlying share awards held by our directors and executive officers that are exercisable within 60 days after December 15, 2022.

(3)
Represent 1,423,246,584 ordinary shares, including up to 190,264,240 ordinary shares lent to the Designated Dealer, directly held by Kingsoft Corporation Limited, a Cayman Islands company. The registered address of Kingsoft Corporation Limited is Clifton House, 75 Fort Street, George Town, Grand Cayman, Cayman Islands.

(4)
Represent 449,701,000 ordinary shares directly held by Xiaomi Corporation, a Cayman Islands company. The registered office of Xiaomi Corporation is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(5)
Represent 13,734,062 ADSs, each representing 15 ordinary shares, of the Company, as reported in a Schedule 13G jointly filed by First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation with the SEC on January 31, 2022. The principal business office of First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation is 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, the United States. For more information, please see the Schedule 13G jointly filed by First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation with the SEC on January 31, 2022.

To our knowledge, as of December 15, 2022, a total of 1,586,437,950 ordinary shares are held by one record holder in the United States. The holder is The Bank of New York Mellon, the depositary of our ADS program.
None of our shareholders has informed us that it is affiliated with a member of Financial Industry Regulatory Authority, or FINRA.
We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY
We have not previously declared or paid any cash dividend or dividend in kind and we have no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Item 4. Information on the Company — 4.B. Business Overview — Regulation — Regulation Related to Foreign Exchange and Dividend Distribution — Regulation on Dividend Distribution” in the 2021 Form 20-F.
Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, net of the fees and expenses payable thereunder. See “Item 12. Description of Securities Other Than Equity Securities — 12.D. American Depositary Shares” in the 2021 Form 20-F.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is of US$40,000,000 divided into 40,000,000,000 ordinary shares with a par value of US$0.001 each. All incentive share awards, including options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the applicable vesting and exercising conditions are met.
At the extraordinary general meeting held on December 29, 2022, our shareholders have passed resolutions, each conditional upon and with effect from the consummation of our proposed Listing on the Hong Kong Stock Exchange, among other things:
(a)   to amend and restate our Amended and Restated Memorandum and Articles of Association by the deletion in their entirety and by the substitution in their place of the Second Amended and Restated Memorandum and Articles of Association;
(b)   a general unconditional mandate be given to our Directors to exercise all the powers of our Company to allot, issue and deal with ordinary shares or securities convertible into ordinary shares and to make or grant offers or agreements or options (including any warrants, bonds, notes and debentures conferring any rights to subscribe for or otherwise receive ordinary shares) which might require ordinary shares to be allotted, issued or dealt with, otherwise than by way of introduction or pursuant to a right issue or pursuant to the exercise of any subscription rights attaching to any warrants or any option scheme or similar arrangement which may be allotted and issued by our Company from time to time on a specific authority granted by the shareholders in general meeting or, pursuant to the allotment and issue of ordinary shares in lieu of the whole or part of a dividend on ordinary shares in accordance with the Articles, ordinary shares not to exceed 20% of the number of the ordinary shares in issue immediately following completion of the Listing, such mandate to remain in effect until (i) the conclusion of the next annual general meeting of our Company, or (ii) the expiration of the period within which the next annual general meeting of our Company is required to be held by the Articles or any applicable laws, or (iii) until revoked or varied by an ordinary resolution of shareholders in general meeting, whichever is the earliest;
(c)   a general unconditional mandate be given to the Directors authorizing them to exercise all the powers of our Company to repurchase its own ordinary shares on the Hong Kong Stock Exchange or on any other approved stock exchange on which the securities of our Company may be listed and which is recognized by the Securities and Futures Commission of Hong Kong and the Hong Kong Stock Exchange for this purpose, such number of ordinary shares will represent up to 10% of the number of the ordinary shares in issue immediately following the completion of the Listing, such mandate to remain in effect until (i) the conclusion of the next annual general meeting of our Company, or (ii) the expiration of the period within which the next annual general meeting of our Company is required to be held by the Articles or any applicable laws, or (iii) until revoked or varied by an ordinary resolution of shareholders in general meeting, whichever occurs first; and
(d)   the general mandate mentioned in paragraph (c) above be extended by the addition to the number of the ordinary shares which may be allotted, or agreed conditionally or unconditionally to be allotted and issued by our Directors pursuant to such general mandate of an amount representing the number of ordinary shares repurchased by the Company pursuant to the mandate to purchase shares referred to in paragraph (c) above, provided that such amount shall not exceed 10% of the total number of the ordinary shares in issue immediately following completion of the Listing.
Below is a description of our ordinary shares and certain key provisions of the Second Amended and Restated Memorandum and Articles of Association, or our memorandum and articles of association, assuming the consummation of our proposed Listing on the Hong Kong Stock Exchange.

Voting Rights
In respect of matters requiring shareholders’ vote, subject to the Articles and to any rights or restrictions attached to any ordinary shares, at any general meeting, (a) every shareholder present in person (or, in the case of a Member being a corporation, by its duly authorized representative) or by proxy shall have the right to speak; (b) on a show of hands every shareholder present in any such manner shall have one vote; and (c) on a poll every shareholder present in any such manner shall have one vote for every ordinary share of which they are the holder, except where the Member is required, by the Listing Rules, to abstain from voting to approve the matter under consideration. Where any shareholder is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted. A resolution put to the vote of a meeting shall be decided on a show of hands unless voting by way of a poll is required by the rules of the Designated Stock Exchange or (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded. A poll may be demanded by: (a) the chairman of such meeting; or (b) by at least three Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy for the time being entitled to vote at the meeting; or (c) by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and representing not less than one tenth of the total voting rights of all Members having the right to vote at the meeting; or (d) by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all shares conferring that right; or (e) if required by the rules of the Designated Stock Exchange, by any Director or Directors who, individually or collectively, hold proxies in respect of shares representing five per cent. (5%) or more of the total voting rights at such meeting.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution requires the affirmative vote of not less than three-fourths of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to the Memorandum and Articles of Association. Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.
If a clearing house (or its nominee(s)) or a central depository entity, being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house or a central depository entity (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house or a central depository entity (or its nominee(s)) including the right to vote individually on a show of hands.
Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him and a proxy so appointed shall have the same right as the Member to speak at the meeting. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

Transfer of Shares
All transfers of shares may be effected by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in such other form as the board may approve and which may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature on behalf of it (or any successor thereto) or by such other manner of execution as the board may approve from time to time.
The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the board may dispense with the execution of the instrument of transfer by the transferee, which is consistent with any standard form of transfer as prescribed by the Designated Stock Exchange. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect of that share.
The board may, in its absolute discretion, at any time transfer any share upon the principal register to any branch register or any share on any branch register to the principal register or any other branch register.
The board may decline to recognize any instrument of transfer unless a fee (not exceeding the maximum sum as the Designated Stock Exchange may determine to be payable) determined by the Directors is paid to the Company, the instrument of transfer is properly stamped (if applicable), it is in respect of only one class of share and is lodged at the relevant registration office or registered office or such other place at which the principal register is kept accompanied by the relevant share certificate(s) and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).
The registration of transfers may be suspended and the register closed on giving notice in accordance with the requirements of the Designated Stock Exchange, at such times and for such periods as the board may determine. The register of members must not be closed for periods exceeding in the whole thirty (30) days in any year.
Power of Company to Purchase its Own Shares
The Company is empowered by the Companies Act and the Memorandum and Articles of Association to purchase its own shares subject to certain restrictions and the Board of Directors may only exercise this power on behalf of the Company subject to any applicable requirements imposed from time to time by the Designated Stock Exchange.
Under the Companies Act, the purchase by the Company of its own shares may be paid out of the Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such purchase, or out of capital (including share premium account and capital redemption reserve fund) if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be purchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the Company has commenced liquidation.
Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender must be limited to a maximum price determined by the board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable laws
In addition, the Company may accept the surrender of any fully paid share for no consideration unless, as a result of such surrender, there would no longer be any issued shares of the Company other than shares held as treasury shares.
Alteration to constitutional documents
No article shall be rescinded, altered or amended and no new article shall be made until the same has been approved by a special resolution of the Members. A special resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.

Variation of Rights of Shares
The rights attaching to any class of shares may, subject to any rights or restrictions for the time being attached to any class, be varied with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons or (in the case of a member being a corporation) its duly authorized representative together holding or representing by proxy not less than one-third in nominal value or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those members who are present shall form a quorum).
General Meetings of Shareholders
The Company shall hold a general meeting as its annual general meeting in each financial year (within a period of not more than six months after the end of its financial year (or such longer period as the Hong Kong Stock Exchange may authorize). The annual general meeting shall be specified as such in the notices calling it and held at such time and place as may be determined by the Board of Directors.
A majority of the Board of Directors or the Chairman of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine. Any one or more Members holding not less than ten per cent of the votes attaching to the total issued and paid up share capital of the Company on a one vote per share basis at the date of deposit of the requisition shall at all times have the right, by written requisition to the Board of Directors or the Secretary of the Company, to require an extraordinary general meeting to be convened or add resolutions to a meeting agenda; and such meeting shall be held within two (2) months after the deposit of such requisition. An annual general meeting shall be called by not less than twenty-one (21) days’ Notice and any other general meeting (including an extraordinary general meeting) shall be called by not less than fourteen (14) days’ Notice in writing and shall specify the time and place of the meeting and, in case of special business, the general nature of the business. The notice of a shareholders’ meeting shall be given to all Members other than to such Members as, under the provisions of the Memorandum and Articles of Association or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors.
All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of: (a) the declaration and sanctioning of dividends; (b) consideration and adoption of the accounts and balance sheet and the reports of the Directors and auditors and other documents required to be annexed to the balance sheet; and (c) the election of Directors.

CONVERSION BETWEEN ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
As described in further detail below, holders of ordinary shares registered on the Hong Kong Share Register will be able to deposit their ordinary shares for delivery of ADSs and surrender their ADSs for cancelation and delivery of ordinary shares. To facilitate deposits of ordinary shares with the depositary for delivery of ADSs for trading on the Nasdaq Global Select Market and surrender of ADSs to the depositary for cancelation and delivery of ordinary shares for trading on the Hong Kong Stock Exchange, we intend to move all our ordinary shares represented by the ADS from our register of members maintained in the Cayman Islands to our Hong Kong share register.
Our ADSs
Our ADSs are currently traded on the Nasdaq. Dealings in our ADSs on the Nasdaq are conducted in U.S. Dollars.
ADSs may be held either:
•
directly, by having a certificated ADS, or an ADR, registered in the holder’s name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

•
indirectly, through the holder’s broker or other financial institution.

The depositary for our ADSs is The Bank of New York Mellon, whose main office is located at 240 Greenwich Street, New York, New York 10286.
Converting Ordinary Shares Traded in Hong Kong for Delivery of ADSs
A holder who holds ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the Nasdaq must deposit or have his or her broker deposit the ordinary shares with the depositary’s Hong Kong custodian, The Hongkong and Shanghai Banking Corporation Limited or the custodian, in exchange for ADSs.
A deposit of ordinary shares trading in Hong Kong for delivery of ADSs involves the following procedures:
•
If ordinary shares have been deposited with CCASS, the holder must transfer the ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
If ordinary shares are held outside CCASS, the holder must first arrange to deposit his or her ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, and then submit and deliver a duly completed and signed letter of transmittal to the custodian.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will issue the corresponding number of ADSs in the name(s) requested by a holder and will deliver the ADSs to the designated DTC account of the person(s) designated by a holder or his or her broker.

For ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the holder has provided timely and complete instructions. For ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The holder will be unable to trade the ADSs until the share-to-ADS conversion procedures are completed.
In connection with ADS issuances, certification(s) for deposits may be required to be delivered to the depositary. You are directed to check with the depositary or its custodian in advance of depositing ordinary shares to determine whether a deposit certification is required.

Converting ADSs into Ordinary Shares and Trading in Hong Kong
A holder who holds ADSs and who intends to convert his/her ADSs into ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the holder holds, withdraw the ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.
A holder that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For holders holding ADSs directly, the following steps must be taken:
•
To withdraw ordinary shares from our ADS program, a holder who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will cancel the applicable ADSs and instruct the custodian to deliver ordinary shares represented by the canceled ADSs to the CCASS account designated by a holder.

•
If a holder prefers to receive ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register ordinary shares in their own names with the Hong Kong Share Registrar.

For ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the holder has provided timely and complete instructions. For ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The holder will be unable to trade the ordinary shares on the Hong Kong Stock Exchange until the ADS-to-share conversion procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations.
Depositary Requirements
Before the depositary issues ADSs or permits withdrawal of ordinary shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including but not limited to, completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong Share Registrar are closed or at any time if the depositary or we determine it advisable to do so or it would violate any applicable law or the depositary’s policies or procedures.
All costs attributable to the transfer of ordinary shares to effect a withdrawal from, or deposit of ordinary shares into, our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and holders of ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of ordinary shares and holders of ADSs must pay up to US$5.00 per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of ordinary shares into, or withdrawal of ordinary shares from, our ADS program.

DESCRIPTION OF LIQUIDITY ARRANGEMENTS
Designated Dealers
We have appointed J.P. Morgan Broking (Hong Kong) Limited (designated dealer identity number: 7686) as the designated securities dealer (the “Designated Dealer”) and China International Capital Corporation Hong Kong Securities Limited (designated dealer identity number: 7690) as the alternate designated securities dealer (the “Alternate Designated Dealer”), each being a regulated entity approved by the Hong Kong Stock Exchange, to carry out below liquidity and other trading arrangements in good faith and on arm’s length terms with a view to contributing towards liquidity to meet demand for our Shares in Hong Kong and to maintain an orderly market. The Designated Dealer and the Alternate Designated Dealer have been appointed for a period of 90 calendar days, commencing from 9:00 a.m. on the Listing Date.
The designated dealer identity numbers have been set up solely for the purposes of carrying out arbitrage trades, covered short-sales and other trades in Hong Kong as described in Exhibit 99.1 to the Supplemental 6-K, in order to ensure identification and enhance transparency of such trades in the Hong Kong market. Any change in a designated dealer identity number will be disclosed as soon as practicable by way of announcement on the websites of our Company and the Hong Kong Stock Exchange as well as our Company’s filings with the SEC published on the SEC’s website on or before the first day of the Designated Period.
Liquidity arrangements
For a period of 90 calendar days commencing on the Listing Date (the “Designated Period”), the Designated Dealer, on its own account, will seek to undertake, or, under the circumstance that the trades cannot be undertaken by the Designated Dealer as a result of technical failures, request the Alternate Designated Dealer to undertake, certain trading activities in circumstances as described below. The Designated Period will be the period of 90 calendar days from and including the Listing Date. The Alternate Designated Dealer will only undertake trading activities at the request of the Designated Dealer. Such arbitrage activities are expected to contribute to the liquidity of trading in the ordinary shares in the Hong Kong market upon the Listing as well as to reduce potential material divergence between the prices of our Shares quoted on the Hong Kong Stock Exchange and our ADSs quoted on the Nasdaq.
The Designated Dealer and the Alternate Designated Dealer envisage undertaking the below activities for the purposes of facilitating the trading of our ordinary shares in Hong Kong upon Listing and maintaining an orderly market for our ordinary shares on the Hong Kong Stock Exchange:
(a)
Stock borrowing arrangements.   A stock borrowing and lending agreement (the “Stock Borrowing and Lending Agreement”) was entered into between J.P. Morgan Securities plc, as Borrower, and Kingsoft Corporation, as lender (the “Lender”), on December 23, 2022. The Designated Dealers and/or Alternate Designated Dealers will have ready access to appropriate quantities of ordinary shares for settlement purposes upon Listing and during the Designated Period. The Stock Borrowing Agreement will come into effect from the first day of the Designated Period.

Pursuant to the Stock Borrowing and Lending Agreement, the Lender will make available to the Borrower stock lending facilities of up to 190,264,240 ordinary shares (the “borrowed shares”), or approximately 5.0% of the ordinary shares in issue immediately upon Listing, on one or more occasions, subject to applicable Laws. The borrowed shares will be registered on our Hong Kong Share register and admitted into CCASS prior to and upon Listing.
Under the Stock Borrowing and Lending Agreement, borrowed shares shall be returned to the Lender within 20 Business Days after the expiry of the Designated Period, but may be postponed in case the procedure for re-delivering and transfer of the borrowed shares is unable to be completed within this period. To close out their borrowed positions, the Designated Dealer and Alternate Designated Dealer may purchase ADS from the Nasdaq and convert such ADSs into ordinary shares or purchase ordinary shares from the Hong Kong Stock Exchange or use any unutilized borrowed shares registered on our Hong Kong Share register to transfer to the Lender. If necessary, the Designated Dealer and Alternate Designated Dealer may repeat the process or alternatively may purchase ordinary shares from the Hong

Kong market, in order to provide additional liquidity to meet demand for our ordinary shares in the Hong Kong market during the Designated Period.
In the unlikely event that the borrowed shares fall short of what is required, the Designated Dealer and the Alternate Designated Dealer will have the option to purchase additional ADSs from the U.S. market and convert these to ordinary shares in Hong Kong in order to further facilitate the liquidity arrangements where necessary.
(b)
the Designated Dealer and the Alternate Designated Dealer will closely monitor the trading of our ordinary shares and continue to replenish their Share inventory as necessary while carrying out the liquidity trades. Once the market opens and during the Continuous Trading Period (as defined in the Rules and Regulations of the Exchange and the Options Trading Rules (“Rules of the Exchange”)), the Designated Dealer and/or the Alternate Designated Dealer will adopt various pre-determined quantitative and other parameters, including continuous monitoring of bid/ask price, closing price, last recorded price, day high/low price, trading volume, intra-day volatility, availability of sell orders in the market, macro backdrop, sector and company related news, in order to form decisions of liquidity arrangements on a real-time basis and to further provide facilitation services to buyers and sellers, and as such, they may sell more stock out of their inventory. The Designated Dealer and/or the Alternate Designated Dealer will monitor the market closely to ensure on a timely basis such sell orders are placed in the market as necessary to provide and facilitate liquidity while maintaining an orderly and fair market. They will consider increasing sell orders while ensuring that they do not artificially push down share price. On the other hand, should supply exceed demand, they may opt to further build up their inventory by purchasing stock from sellers. The Designated Dealer and/or the Alternate Designated Dealer will also work on the set of parameters to provide liquidity arrangements during the Continuous Trading Period (as defined in the Rules of the Exchange). If the Designated Dealer and/or the Alternate Designated Dealer choose to purchase ADSs overnight on the Nasdaq, the date of settlement for ADSs is on the second business day following the trade date (T+2). The Designated Dealer and/or the Alternate Designated Dealer can subsequently present ADRs evidencing such ADSs at the office of the Depositary, and send an instruction to cancel such ADSs to the Depositary. Upon payment of fees, expenses, taxes or charges and subject in all cases to the terms of the deposit agreement, the Depositary will instruct its custodian to deliver the ordinary shares underlying the cancelled ADSs to the Designated Dealer’s and/or Alternate Designated Dealer’s CCASS participant stock accounts provided in the instruction, in all cases subject to there being a sufficient number of ordinary shares on the Hong Kong Share register to facilitate a withdrawal from the ADS program directly into the CCASS system. If there is no delay, these Shares will be available the following morning Hong Kong time (T+2) at the earliest for settlement of Shares sold on or after T+2 by the Designated Dealer and/or the Alternate Designated Dealer on the Hong Kong Stock Exchange. While such transfer of ordinary shares takes place, the Designated Dealer and/or the Alternate Designated Dealer will utilize ordinary shares borrowed under the Stock Borrowing and Lending Agreement for settlement of the sales made in Hong Kong. Alternatively, the Designated Dealer and/or Alternate Designated Dealer may purchase ordinary shares from the Hong Kong or the U.S. market to replenish their Share inventory while carrying out the liquidity trades when there is a demand during the Designated Period.

(c)
The Designated Dealer and/or Alternate Designated Dealer will enter into such liquidity arrangements (including the arbitrage activities) with a view to contributing towards the liquidity of our ordinary shares in Hong Kong, and they intend for such liquidity arrangements to constitute proprietary transactions.

Other than the Designated Dealer and the Alternate Designated Dealer, trading activities may be carried out by market participants who have access to our ordinary shares. Also, other existing Shareholders who have converted their shareholdings into our ordinary shares in Hong Kong upon the commencement of trading can also carry out trades in our ordinary shares to facilitate the liquidity of the trading of our ordinary shares on the Hong Kong Stock Exchange. Such activities will depend on the number of market participants (other than the Designated Dealer and the Alternate Designated Dealer) who elect to enter into such liquidity arrangements.
The liquidity arrangements being implemented in connection with the Listing are not equivalent to the price stabilization activities which may be undertaken in connection with an initial public offering. It should be noted that each of the Designated Dealer and the Alternate Designated Dealer and any persons acting for it may, in connection with the proposed liquidity activities, maintain a long position in the ordinary shares. There is no certainty regarding the extent, time or the period for which each of the Designated Dealer and the Alternate Designated Dealer and any persons acting for it may maintain such a long position in the ordinary shares. The liquidation of any such long position by the Designated Dealer and the Alternate Designated Dealer or any persons acting for it may have an adverse impact on the market price of the ordinary shares.
There are no restrictions on existing Shareholders to dispose of their Shares under Hong Kong laws. Under the Hong Kong Listing Rules, apart from the restrictions under Rules 9.09(b) (in which a waiver has been sought and obtained from the Hong Kong Stock Exchange) and 10.07 of the Hong Kong Listing Rules, there are no other restrictions on existing Shareholders in relation to the disposal of Shares.
We will pay J.P. Morgan Securities (Asia Pacific) Limited US$500,000 for its facilitation of the appointment of J.P. Morgan Broking (Hong Kong) Limited as the Designated Dealer.
In making sales of shares registered hereunder on the Hong Kong Stock Exchange to U.S. persons, as defined under Regulations S, or for the account or benefit of U.S. persons, the Designated Dealer and the Alternate Designated Dealer may be deemed to be underwriters within the meaning of the U.S. Securities Act.
Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.
We have agreed to provide indemnification and contribution to the Designated Dealer and the Alternate Designated Dealer against certain liabilities, including liabilities under the U.S. Securities Act.
The Designated Dealer and the Alternate Designated Dealer and their respective affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

TAXATION
The following discussion of Cayman Islands, PRC, Hong Kong and U.S. federal income tax consequences of the ownership and disposition of the ordinary shares or ADSs is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to the ownership and disposition of the ordinary shares or ADSs, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Fangda Partners, our PRC legal counsel.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of the ADSs or ordinary shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the ADSs or ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs or ordinary shares, nor will gains derived from the disposal of the ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.
People’s Republic of China Taxation
Under the PRC EIT Law, which became effective on January 1, 2008 and was most recently amended on December 29, 2018, an enterprise established outside the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the PRC EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.
In addition, the SAT Circular 82 issued by the SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments that are responsible for daily production, operation and management; (b) financial and personnel decision-making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Our company is incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For similar reasons, we believe that our other entities outside of China are also not PRC resident enterprises. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders (including the ADS holders). In addition, nonresident enterprise shareholders (including the ADS holders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares, if such gains are treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the ADS holders) and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20%

(which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders” in our 2021 Form 20-F.
Hong Kong Taxation
In connection with our Listing of ordinary shares in Hong Kong, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our ordinary shares that are traded on the Hong Kong Stock Exchange will be registered on the Hong Kong share register, and the trading of these shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.26% of the greater of the consideration for, or the value of, shares transferred, with 0.13% payable by each of the buyer and the seller. To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or deposits in or withdrawals from ADSs facilities of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their common shares, including common shares represented by ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading of ADSs or deposits in or withdrawals from ADSs facilities of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered common shares that is subject to Hong Kong stamp duty. See “Risk Factors — Risks Related to Our Shares, Our ADSs and the Listing — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of the ADSs or deposits in or withdrawals from the ADSs facility following our Listing of our ordinary shares on the Hong Kong Stock Exchange” in this prospectus supplement.
Material U.S. Federal Income Tax Considerations
The following are material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ordinary shares or ADSs, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares or ADSs.
This discussion applies only to a U.S. Holder that acquires ordinary shares in sales contemplated in this prospectus supplement and holds the ordinary shares (or ADSs received in exchange for these shares) as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including the alternative minimum tax, the Medicare contribution tax on net investment income and tax consequences applicable to U.S. Holders subject to special rules, such as:
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certain financial institutions;

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insurance companies;

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regulated investment companies;

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dealers or traders in securities that use a mark-to-market method of tax accounting;

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persons holding ordinary shares or ADSs as part of a straddle, hedging, integrated or similar transaction;

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persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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entities classified as partnerships for U.S. federal income tax purposes and their partners;

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tax-exempt entities, including “individual retirement accounts” or “Roth IRAs”;

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persons that own or are deemed to own ordinary shares or ADSs representing 10% or more of our stock by voting power or value; or

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persons holding ordinary shares or ADSs in connection with a trade or business outside the United States.

If a partnership (or other entity that is classified as a partnership for U.S. federal income tax purposes) owns ordinary shares or ADSs, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of ordinary shares or ADSs.
This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and the PRC, or the Treaty, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.
As used herein, a “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of the ordinary shares or ADSs and:
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a citizen or individual resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

In general, a U.S. Holder who owns ADSs will be treated as the owner of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ordinary shares for ADSs that represent these shares, or exchanges ADSs for the underlying ordinary shares.
This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares or ADSs in their particular circumstances.
Passive Foreign Investment Company Rules
In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income; or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, certain investment gains and rents and royalties (other than certain rents and royalties derived in an active conduct of a trade or business). Cash is generally a passive asset for these purposes. Goodwill (the value of which may be determined by reference to the excess of the sum of the corporation’s market capitalization and liabilities over the book value of its assets) is generally characterized as an active asset to the extent it is associated with business activities that produce active income.
Based on the current composition of our income and assets and the estimated value of our assets, including goodwill, which we have based in part on our average market capitalization from January 1, 2022 through December 15, 2022, we do not expect to be a PFIC for our taxable year ending December 31, 2022. However, our PFIC status for any taxable year is an annual factual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the average value of our assets for the entire year. Because the value of our assets may be determined, in part, by reference to our market capitalization, which is volatile and has generally been in decline in 2022, and because we hold a substantial amount of cash and other passive assets, there is no assurance that we will not be a PFIC for 2022. In addition, if the value of our goodwill is determined by reference to our market capitalization, and if our market capitalization continues to be volatile or declines, the average value of our goodwill and other active assets may not be sufficiently large in relation to the average value of our passive assets so as to avoid PFIC status for any taxable year. As a result, there is a significant risk that we will be a PFIC for our taxable year ending December 31, 2023 and possibly future taxable years. Accordingly, we cannot express any expectation regarding our PFIC status for such years. Moreover, it is not entirely clear how the contractual arrangements between our PRC subsidiaries, the VIEs and the shareholders of the VIEs will be treated for purposes of the PFIC rules, and we may be or become a PFIC if the VIEs are not treated as owned by us for these purposes. Furthermore, the application of the PFIC rules is subject to certain uncertainties, such as the proper calculation of gross income for purposes of the PFIC rules (which may be different from the figures shown on our income statements). For these reasons, we can give no assurance regarding our PFIC status for any taxable year.
If we are a PFIC for any taxable year and any subsidiary, VIE or other company in which we own or are treated as owning equity interests is also a PFIC (any such entity, a “Lower-tier PFIC”), U.S. Holders will be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by the Lower-tier PFIC and (ii) dispositions of shares of the Lower-tier PFIC, in each case as if the U.S. Holders owned such shares directly, even though the U.S. Holders will not receive the proceeds of those distributions or dispositions.
In general, if we are a PFIC for any taxable year during which a U.S. Holder owns ordinary shares or ADSs, gain recognized by the U.S. Holder on a sale or other disposition (including certain pledges) of its ordinary shares or ADSs will be allocated ratably over that U.S. Holder’s holding period. The amounts allocated to the taxable year of the sale or disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Furthermore, to the extent that distributions received by a U.S. Holder in any taxable year on its ordinary shares or ADSs exceed 125% of the average of the annual distributions on the ordinary shares or ADSs received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, the excess distributions will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owns ordinary shares or ADSs, we will generally continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding taxable years during which the U.S. Holder owns ordinary shares or ADSs, even if we cease to meet the threshold requirements for PFIC status. If, however, we are a PFIC for any taxable year but cease to be a PFIC for subsequent years, U.S. Holders may make a “deemed sale” election that would generally allow them to eliminate the continuing PFIC status, in which case any gain on the deemed sale would be taxed under the PFIC rules described above. U.S. Holders should consult their tax advisers regarding the advisability of making this election.
Alternatively, if we are a PFIC and the ordinary shares or ADSs, as applicable, are “regularly traded” on a “qualified exchange,” a U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described in the preceding paragraph. The ordinary shares or ADSs will be treated as “regularly traded” for any calendar year in which more than a de minimis quantity of the ordinary shares or ADSs, as applicable, are traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq Global Select Market, where the ADSs are listed, is a qualified exchange for this purpose. The ordinary shares are expected to be listed on the Hong Kong Stock Exchange, which must meet certain trading, listing, financial disclosure and other requirements to be treated as a qualified exchange for this purpose. Although we expect the Hong Kong Stock Exchange to be so qualified, we can give no assurance in this regard because to date the Internal Revenue Service has not identified any non-U.S. exchange as qualified for this purpose. If a U.S. Holder makes a valid mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares or ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares or ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares or ADSs will be adjusted to reflect the income or loss amounts recognized. In addition, any gain recognized on the sale or other disposition of ordinary shares or ADSs in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess loss treated as a capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on ordinary shares or ADSs, as applicable, will be treated as discussed under “— Taxation of Distributions” below. Once made, the election will remain in effect for all taxable years in which we are a PFIC, unless it is revoked with the Internal Revenue Service’s consent, or the ordinary shares or ADSs, as applicable, cease to be regularly traded on a qualified exchange. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. U.S. Holders should note that there is no provision in the Code, Treasury regulations or other official guidance that provides for a right to make a mark-to-market election with respect to any Lower-tier PFIC the shares of which are not regularly traded on a qualified exchange. Therefore, the general rules applicable to ownership of a PFIC described in the preceding paragraph may continue to apply with respect to any Lower-tier PFIC even if a U.S. Holder made a mark-to-market election with respect to our ordinary shares or ADSs.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which if available could materially affect the tax consequences of the ownership and disposition of our ordinary shares or ADSs if we are a PFIC for any taxable year.
If we are a PFIC for any taxable year during which a U.S. Holder owns any ordinary shares or ADSs, the U.S. Holder will generally be required to file annual reports on Internal Revenue Service Form 8621 with respect to us and any Lower-tier PFICs, generally with the U.S. Holder’s federal income tax return for that year.
U.S. Holders should consult their tax advisers regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules to their investment in ordinary shares or ADSs.
Taxation of Distributions
The following is subject to the discussion under “— Passive Foreign Investment Company Rules” above.
Distributions (if any) paid on the ordinary shares or ADSs, other than certain pro rata distributions of ordinary shares or ADSs, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code.
Subject to applicable limitations, dividends paid by “qualified foreign corporations” to certain non-corporate U.S. investors are taxable at favorable rates. A non-U.S. corporation is generally treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on an established securities market in the United States, such as the Nasdaq Global Select Market, where the ADSs are listed. Therefore, subject to applicable limitations, the favorable rates may apply in respect of dividends paid on our ADSs. Although our ordinary shares are not traded on an established securities market in the United States, they are exchangeable for ADSs that are so traded, and it is therefore uncertain whether dividends paid on ordinary shares that are not represented by ADSs may be eligible for the favorable rates described above. The favorable rates will not apply if we are (or are treated with respect to a U.S. Holder as) a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. As discussed above under “— Passive Foreign Investment Company Rules,” there is a significant risk that we will be a PFIC for our 2023 taxable year and possibly future taxable years. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of these favorable rates generally and in their particular circumstances.
Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s, or in the case of ADSs, the depositary’s, receipt of the dividend. The amount of any dividend income paid in a currency other than U.S. dollars will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Dividends will be treated as foreign-source income for foreign tax credit purposes. As described in “— People’s Republic of China Taxation,” dividends paid by us may be subject to PRC withholding tax. For U.S. federal income tax purposes, the amount of the dividend income will include any amounts withheld in respect of PRC withholding tax. Subject to applicable limitations, which vary depending upon the U.S. Holder’s circumstances, and the discussion below regarding the impact of certain Treasury regulations, PRC taxes withheld from dividend payments (at a rate not exceeding the applicable rate provided in the Treaty in the case of a U.S. Holder that is eligible for Treaty benefits) generally will be creditable against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, under Treasury regulations, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for foreign income taxes to be creditable the relevant foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the PRC income tax system meets these requirements. U.S. Holders should consult their tax advisers regarding the creditability of PRC taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may be able to elect to deduct any PRC taxes withheld in computing its taxable income, subject to applicable limitations. An election to deduct otherwise creditable non-U.S. taxes instead of claiming foreign tax credits applies to all creditable non-U.S. taxes paid or accrued in the taxable year.
Sale or Other Taxable Disposition of Ordinary Shares or ADSs
The following is subject to the discussion under “— Passive Foreign Investment Company Rules” above.
A U.S. Holder will generally recognize capital gain or loss on a sale or other taxable disposition of ordinary shares or ADSs in an amount equal to the difference between the amount realized on the sale or disposition and the U.S. Holder’s tax basis in the ordinary shares or ADSs disposed of, in each case as determined in U.S. dollars. The gain or loss will be long-term capital gain or loss if, at the time of the sale or disposition, the U.S. Holder has owned the ordinary shares or ADSs for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders may be subject to tax rates that are lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.
As described in “— People’s Republic of China Taxation,” gains on the sale or other disposition of ordinary shares or ADSs may be subject to PRC taxes. Under the Code, capital gains of U.S. persons generally are treated as U.S.-source income. However, a U.S. Holder may be able to elect to treat the gain as foreign-source income under the Treaty and claim a foreign tax credit in respect of PRC taxes on disposition gains. Treasury regulations generally preclude a U.S. Holder from claiming a foreign tax credit with respect to PRC income taxes on gains from dispositions of ordinary shares or ADSs if the U.S. Holder is not eligible for, or does not elect to apply, the benefits of the Treaty. However, in that case it is possible that any PRC taxes on disposition gains may either be deductible or reduce the amount realized on the disposition.
Any Hong Kong stamp duty imposed on dealings in our ordinary shares or ADSs will not be creditable against a U.S. Holder’s U.S. federal income tax liability. However, Hong Kong stamp duty paid by a U.S. Holder may increase the U.S. Holder’s tax basis in the ordinary shares or ADSs if the U.S. Holder is a buyer of the securities, or reduce the amount of gain (or increase the amount of loss) recognized by the U.S. Holder upon the sale or other disposition of the securities.
The rules governing foreign tax credits and the deductibility of non-U.S. taxes are complex. U.S. Holders should consult their tax advisers regarding the consequences of the imposition of any non-U.S. tax on disposition gains, including the Treaty’s resourcing rule, any reporting requirements with respect to a Treaty-based return position and the creditability or deductibility of the non-U.S. taxes in their particular circumstances (including any applicable limitations).
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds to a U.S. Holder that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” (and establishes that fact if required to do so) or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals (and certain specified entities) may be required to report information relating to their ownership of the ordinary shares or ADSs, or any non-U.S. accounts through which they are held. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ordinary shares or ADSs.

LEGAL MATTERS
We are being represented by Davis Polk & Wardwell with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The designated dealers are being represented by Simpson Thacher & Bartlett with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The validity of the ordinary shares registered hereby and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the designated dealers by Han Kun Law Offices. Davis Polk & Wardwell may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law. Simpson Thacher & Bartlett may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of Kingsoft Cloud Holdings Limited appearing in Kingsoft Cloud Holdings Limited’s Annual Report (Form 20-F) for the year ended December 31, 2021, and the effectiveness of Kingsoft Cloud Holdings Limited’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Kingsoft Cloud Holdings Limited
Ordinary Shares
We may from time to time in one or more offerings offer and sell our ordinary share, including ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, the selling shareholders (if any) named in a prospectus supplement may offer and sell our ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our ordinary shares by selling shareholders.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “KC.” On October 11, 2021, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$28.19 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 12, 2021

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” refers to our American depositary shares, each of which represents fifteen ordinary shares;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau Special Administrative Region.

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“Hong Kong” or “HK” refers to the Hong Kong Special Administrative Region of the PRC;

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“Nasdaq” refers to the Nasdaq Global Select Market;

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“RMB” or “Renminbi” refers to the legal currency of China;

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“shares” or “ordinary shares” refers to our ordinary shares, par value US$0.001 per share;

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“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

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“variable interest entities,” or “VIEs,” refers to the PRC entities of which we have power to control the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests at the minimum price possible to the extent permitted by PRC law; and

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“we,” “us,” “our company,” the “Company,” and “our” refer to Kingsoft Cloud Holdings Limited, a Cayman Islands exempted company with limited liability and its subsidiaries and, in the context of describing our operations and consolidated financial information, its consolidated variable interest entities, or VIEs.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to”, “could”, “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
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our goals and growth strategies;

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our future business development, results of operations and financial condition;

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relevant government policies and regulations relating to our business and industry;

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general economic and business conditions in China; and

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assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

CORPORATE INFORMATION
Our principal executive offices are located at Building E, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road, Haidian District Beijing, 100085, the People’s Republic of China. Our telephone number at this address is +86 10 6292 7777. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://www.ksyun.com/. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Please see the factors set forth under “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference in this prospectus, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is of US$4,000,000 divided into 4,000,000,000 ordinary shares with a par value of US$0.001 each. All incentive share awards, including options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the applicable vesting and exercising conditions are met.
The following are summaries of material provisions of our currently effective amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
General.   All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.
Dividends.   Subject to the Companies Act, our directors may declare dividends in any currency to be paid to our shareholders. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Act. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides, (1) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share and (2) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
Our directors may also pay interim dividends, whenever our financial position, in the opinion of our directors, justifies such payment.
Our directors may deduct from any dividend or bonus payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.
No dividend or other money payable by us on or in respect of any share shall bear interest against us. In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that (1) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment or (2) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. Our shareholders may, upon the recommendation of our directors, by ordinary resolution resolve in respect of any particular dividend that, notwithstanding the foregoing, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.
Any dividend interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to us.

All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and reverted to us.
Whenever our directors have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, which appointment shall be effective and binding on our shareholders.
Voting Rights.   On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for ordinary share, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands of shareholders who are present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative, unless a poll is demanded.
A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy.
No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is duly registered as our shareholder and all calls or instalments due by such shareholder to us have been paid.
If a clearing house (or its nominee(s)) or a central depositary entity, being a corporation, is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the clearing house or central depositary entity (or its nominee (s)) as if such person was the registered holder of our shares held by that clearing house or central depositary entity (or its nominee(s)) including the right to vote individually in a show of hands.
Transfer of Ordinary Shares.   Subject to any applicable restrictions set forth in our amended and restated articles of association, including, for example, the board of directors’ discretion to refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under share incentive plans for employees upon which a restriction on transfer imposed thereby still subsists, or a transfer of any share to more than four joint holders, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq or in another form that our directors may approve.
Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:
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the instrument of transfer is lodged with us and is accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of share;

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the instrument of transfer is properly stamped (in circumstances where stamping is required); and

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fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

Liquidation.   Subject to any future shares which are issued with specific rights, (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.
If we are wound up (whether the liquidation is voluntary or by the court), the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether or not they shall consist of property of the same kind) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.
The liquidator may also vest the whole or any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Subject to our amended and restated memorandum and articles of association and to the terms of allotment our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment.
The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares.   We are empowered by the Companies Act and our amended and restated articles of association to purchase our own shares, subject to certain restrictions.
Our directors may only exercise this power on our behalf, subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed.
Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding, or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class.
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information About Us.”
Issuance of Additional Shares.   Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Anti-Takeover Provisions.   Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Register of Members
In accordance with Section 48 of the Companies Act, the register of members is prima facie evidence of the registered holder or member of shares of a company. Therefore, a person becomes a registered holder or member of shares of the company only upon entry being made in the register of members. Our directors will maintain one register of members, at the office of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands, which provides us with corporate administrative services. We will perform the procedures necessary to register the shares in the register of members as required in “PART III — Distribution of Capital and Liability of Members of Companies and Associations” of the Companies Act, and will ensure that the entries on the register of members are made without any delay.
The depositary will be included in our register of members as the only holder of the ordinary shares underlying the ADSs in connection with any offering made pursuant to this prospectus. The shares underlying the
ADSs are not shares in bearer form, but are in registered form and are “non-negotiable” or “registered” shares in which case the shares underlying the ADSs can only be transferred on the books of the company in accordance with Section 166 of the Companies Act.
The depositary will hold a share certificate, through its custodian, evidencing the depositary as the registered holder of shares underlying the ADSs. Further, Section 46 of the Companies Act provides for recourse to be available to our investors in case we fail to update our register of members.
In the event we fail to update our register of member, the depositary, as the aggrieved party, may apply for an order with the courts of the Cayman Islands for the rectification of the register.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English law statutory enactments.
In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that our directors and officers shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under Cayman Islands Law, a company may eliminate the ability of shareholders to approve corporate matters by way of written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held by amending the articles of association. Our amended and restated memorandum and articles of association do not allow shareholders to act by written resolutions.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act does not provide shareholders with an express right to put forth any proposal before an annual meeting of the shareholders. However, the Companies Act may provide shareholders with limited rights to requisition a general meeting, but such rights must be stipulated in the articles of association of the Company.
Any one or more shareholders holding not less than ten percent of the votes attaching to the total issued and paid up share capital of the Company at the date of deposit of the requisition shall at all times have the right, by written requisition to the board of directors or the secretary of the company, to require an extraordinary general meeting to be called by the board of directors for the transaction of any business specified in such requisition.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Nonresident or Foreign Shareholders.   There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions under our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.

Ordinary Shares
On November 6, 2019, we issued 141,850,828 ordinary shares to TMF Trust (HK) Limited, as trustee of the share awards, in relation to the share awards under our share incentive plans.
In May 2020, at the closing of our initial public offering, we issued and sold an aggregate of 517,500,000 ordinary shares in the form of ADSs at a public offering price of US$17.00 per ADS.
In September 2020, we completed a follow-on public offering in which we sold an aggregate of 9,250,000 ADSs at a public offering price of US$31.00 per ADS.
In July 2021, we entered into a definitive agreement to acquire controlling interests in Camelot Employee Scheme Inc. (“Camelot”) using a combination of cash and our ordinary shares as consideration. In connection with such acquisition, we issued an aggregate of 247,475,446 ordinary shares to certain existing shareholders of Camelot in September 2021. In addition, we will issue additional ordinary shares to such existing shareholders of Camelot, subject to customary closing conditions, certain adjustments and lock-up restrictions. Pursuant to such agreement, we will register the resale of all of our ordinary shares issued and to be issued to the existing shareholders of Camelot in connection with the acquisition within the timeframe as prescribed in such agreement.
Preferred Shares
On December 27, 2019, we issued 55,089,998 Series D+ preferred shares to China Internet Investment Fund for a consideration of US$50,000,000.
On December 27, 2019, we issued 22,035,999 Series D+ preferred shares to Design Time Limited for a consideration of US$20,000,000.
Upon the completion of our initial public offering in May 2020, all of our preferred shares that were issued and outstanding at the time were converted into our ordinary shares on a one-for-one basis.
Option and Award Grants
We have granted options to purchase our ordinary shares and awards to certain of our executive officers and employees. See “Item 6. Directors, Senior Management and Employees — 6.B. Compensation — Share Incentive Plan” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference in this prospectus.
Shareholders Agreement
Our currently effective shareholders agreement was entered into on December 27, 2019 by and among us, our shareholders, and certain other parties named therein.
The current shareholders agreement provides for certain special rights, including right of participation, drag-along right and information and inspection right and contains provision governing the board of directors and other corporate governance matters. These special rights, as well as certain corporate governance provisions, have automatically terminated upon the completion of our IPO. Furthermore, on April 30, 2020, we, our shareholders and certain other parties entered into a termination agreement, pursuant to which the parties agreed to terminate all the other corporate governance provisions, along with certain other provisions, upon the completion of our IPO.
Registration Rights Agreement
We have entered into a registration rights agreement with ChinaAMC Special Investment Limited, Celestial Power Limited, Metawit Capital L.P., New Cloud Ltd., Precious Steed Limited, Shunwei Growth III Limited, FutureX Innovation SPC — Special Opportunity Fund VI SP, FutureX Innovation SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios), FutureX AI Opportunity Fund LP (acting through FutureX Innovation Limited as its general partner), FutureX Innovation SPC (for the account of and on behalf of Special Opportunity Fund V SP), Howater Innovation I Limited Partnership, China Internet Investment Fund, Design Time Limited, Xiaomi Corporation and Kingsoft Corporation Limited on

April 7, 2020. Pursuant to the registration rights agreement, we have granted certain registration rights to such shareholders as described below, which rights will terminate upon the earliest to occur of (a) the fifth anniversary of the consummation of an initial public offering; or (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such shareholders’ registrable securities without limitation during a thirty-day period without registration. As of the date of this prospectus, the number of registrable securities under the registration rights agreement was 1,821,651,559 ordinary shares.
Demand Registration Rights
At any time after the earlier of (i) December 27, 2023, or (ii) the first anniversary of the consummation of an initial public offering, holders holding in the aggregate not less than 30% of the registrable securities then outstanding may make a written request to the Company to register, and the Company shall use its best efforts to register, under the Securities Act the number of registrable securities specified in such requests, provided, however, that (i) the Company shall not be obligated to effect more than two such demand registrations and (ii) the Company shall not be obligated to effect a demand registration if the initiating holders propose to sell their registrable securities in an amount less than 30% of the registrable securities then outstanding.
If the managing underwriters or underwriters selected of any underwritten offering believe that the registration of all or part of the registrable securities which the holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the managing underwriters or underwriters selected believe may be sold without causing such adverse effect, first, all of the registrable securities to be offered for the account of the holders, pro rata based on the number of registrable securities owned by such holders; and second, any other securities requested to be included in such offering.
Piggyback Registration Rights
If the Company proposes to register any ordinary shares in connection with an offering by the Company for its own account (other than a registration utilizing Form F-4 or F-8 or any successor thereto) or for the account of any shareholder of the Company other than a holder of the registrable securities, then each holder shall have the right to have all or any portion of its registrable securities included in such registration.
If the managing underwriters of any underwritten offering determine that the registration of all or part of the registrable securities which the holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such registration, to the extent of the amount that the managing underwriters believe may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company; second, the registrable securities to be offered for the account of the holders, pro rata based on the number of registrable securities owned by each such holder; and third, any other securities requested to be included in such offering.
F-3 Registration Rights
At any time following the consummation of an IPO, after the Company becomes eligible to use Form F-3 in connection with a public offering of its securities, holder(s) holding in the aggregate not less than 30% of the registrable securities may make a written request to the Company to register, and the Company shall use its commercially reasonable efforts to register, under the Securities Act on Form F-3 the number of registrable securities specified in such request within 60 days after the Company receives such written request. However, the Company shall not be required to effect any such registration (a) within 90 days after the effective date of any other registration statement of the Company; (b) if within the twelve month period preceding the date of such request, the Company has effected two such registrations on Form F-3; (c) if Form F-3 is not available for such offering by such holders; or (d) if holders requesting inclusion of registrable securities in such registration propose to sell such registrable securities at an aggregate price to the public of less than US$2,000,000.
If the managing underwriters or underwriters selected of any underwritten offering believe that the registration of all or part of the registrable securities which the holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the managing underwriters or underwriters selected believe may be sold without causing such adverse effect, first, all of the registrable securities to be offered for the account of the holders, pro rata based on the number of registrable securities owned by such holders; and second, any other securities requested to be included in such offering.
Registration Expenses
The Company shall pay all expenses arising from or incident to its performance of, or compliance with, the registration rights agreement, subject to certain exceptions.
Registration Rights to Shareholders of Camelot
In July 2021, we entered into a definitive agreement with the shareholders of Camelot to acquire controlling interests in Camelot. Pursuant to the merger agreement, we shall file or cause to be filed with the SEC a registration statement registering the resale from time to time of all of our shares issued to the existing shareholders in connection with the transaction as soon as reasonably practicable and within the timeframe as prescribed in the merger agreement. The registration statement shall be on Form F-3 or another appropriate form permitting the public resale of our ordinary shares by such shareholders, subject to certain lock-up requirements. We shall use commercially reasonable efforts to cause the registration statement to be declared effective as soon as possible after filing, and once effective, to keep the registration statement continuously effective under the Securities Act at all times until the expiration of the effectiveness period as provided thereunder.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, also referred to as ADSs. Each ADS represents 15 ordinary shares (or a right to receive 15 ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information About Us.”
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancelation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.
Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
• $5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancelation of ADS, for the purpose of withdrawal, including if the deposit agreement terminates
• $.05 (or less) per ADS	• Any cash distribution to ADS holders
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
• $.05 (or less) per ADS per calendar year	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Persons depositing or withdrawing shares or ADS holders must pay:	For:
• Expenses of the depositary	• Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)
• Converting foreign currency to U.S. dollars
• Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

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we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

ENFORCEABILITY OF CIVIL LIABILITIES
Cayman Islands
We are incorporated under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our amended and restated memorandum and articles of association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the

Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
We have been advised by Fangda Partners, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman Islands courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Fangda Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the ADSs or ordinary shares.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell ordinary shares or ADSs of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of ordinary shares or ADSs in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of ordinary shares or ADSs beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions;

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or through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices;

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or negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters, if any;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters, if any;

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all other items constituting underwriting compensation, to the extent applicable;

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any discounts and commissions to be allowed or paid to dealers, to the extent applicable; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters, if any, by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters, if any, by a law firm named in the applicable prospectus supplement. Davis Polk & Wardwell LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of Kingsoft Cloud Holdings Limited appearing in Kingsoft Cloud Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2020 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young Hua Ming LLP are located at Level 16, Ernst & Young Tower, Tower E3, Oriental Plaza, No. 1 East Chang An Avenue, Dong Cheng District, Beijing 100738, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website www.ksyun.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
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We incorporate by reference the following documents:

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our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 22, 2021;

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our current reports on Form 6-K furnished with the SEC on May 18, 2021 and August 25, 2021;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed on May 4, 2020 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Kingsoft Cloud Holdings Limited
Building E, Xiaomi Science and Technology Park
No. 33 Xierqi Middle Road, Haidian District
Beijing, 100085, the People’s Republic of China
+86 10 6292 7777
Attention: Investor Relations Department
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.